ALANCO TECHNOLOGIES, INC.
                          15575 North 83rd Way, Suite 3
                            Scottsdale, Arizona 85260
                                 (480) 607-1010


                                 PROXY STATEMENT

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           To Be Held January 30, 2007

TO THE SHAREHOLDERS OF ALANCO TECHNOLOGIES, INC.

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Alanco Technologies, Inc., an Arizona corporation ("Alanco" or the "Company"), will be held at 15575 North 83rd Way, Suite 3, Scottsdale, Arizona 85260, on January 30, 2007, at 10:00 a.m., Mountain Standard Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the following Proposals:

Proposal No. 1        ELECTION OF DIRECTORS

Proposal No. 2        APPROVAL OF THE ALANCO 2006 STOCK OPTION PLAN

Proposal No. 3        APPROVAL OF THE ALANCO 2006 DIRECTORS AND OFFICERS STOCK
                      OPTION PLAN

Proposal No. 4        APPROVAL OF WARRANTS ISSUED TO AFFILIATES OF THE COMPANY
                      TO PURCHASE CLASS A COMMON STOCK FROM THE COMPANY

Proposal No. 5        APPROVAL OF ISSUANCE OF CLASS A COMMON STOCK AS PAYMENT
                      IN LIEU OF CASH  RELATED TO  OBLIGATIONS  INCURRED IN
                      CONNECTION WITH THE COMPANY'S ACQUISITION OF STARTRAK
                      SYSTEMS, LLC

Holders of the outstanding Common Stock and Preferred Stock of the Company of record at the close of business on December 8, 2006, will be entitled to notice of and to vote at the Meeting or at any adjournment or postponement thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.


Scottsdale, Arizona                                ADELE L. MACKINTOSH
December 13, 2006                                  SECRETARY

                               SUMMARY TERM SHEET

This summary term sheet highlights selected information about the proposals contained in this proxy statement and may not contain all of the information that is important to you. To understand the proposals more fully and for a complete description of the legal terms of the proposals, you should read carefully this entire proxy statement, including Appendices, and the documents we refer you to. We have included page number references parenthetically to direct you to the place in this proxy statement where you can find a more complete description of the topics presented in the summary.

                              The Meeting (Page 4)

Date, Time and Place, and Matters To Be Considered. The meeting will be held at 15575 North 83rd Way, Suite 3, Scottsdale, Arizona 85260, at 10:00 a.m., Mountain Standard Time, on Tuesday, January 30, 2007. Stockholders will be asked to consider and vote upon election of directors, approval of the Alanco 2006 Stock Option Plan, approval of the Alanco 2007 Directors and Officers Stock Option Plan, approval of warrants issued to affiliates of the Company to purchase Class A Common Stock from the Company, approval of issuance of Class A Common Stock as payment in lieu of cash related to obligations incurred in connection with the Company's acquisition of StarTrak Systems, LLC, and to transact such other business as may properly come before the meeting.

Record Date, Shares Entitled to Vote. You are entitled to vote at the meeting if you owned shares of Alanco common or preferred stock as of the close of business on the record date, which is December 8, 2006. On the record date, there were 20,153,705 common stock equivalent shares entitled to vote at the meeting. The Common Stock Equivalent shares are composed of the outstanding shares of Class A Common Stock and the shares of Common Stock into which the Series A and Series B Convertible Preferred Stock are convertible.

Vote Required. The affirmative vote of a majority of the votes cast, providing a quorum is present, is required to approve the proposals.

Solicitation of Proxies. The costs and expenses incurred in connection with printing, filing with the SEC and mailing the proxy statements shall be borne by the Company. In addition to solicitation by mail, our directors, officers, and regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. Our directors, officers, and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with their solicitation of proxies. Brokers, nominees, fiduciaries, and other custodians have been requested to forward soliciting material to the beneficial owners of shares of Alanco Common Stock held of record by them, and such custodians will be reimbursed by us for their reasonable expenses.

 Security Ownership of Certain Beneficial Owners and of Management (Page 5)

Security Ownership of Certain Beneficial Owners. As of December 8, 2006, to the best of our knowledge, there are four beneficial owners of 5% or more of the outstanding shares of Alanco common stock.

Security Ownership of Management. As of December 8, 2006, the directors and executive officers of Alanco owned, in the aggregate, 6,303,020 shares of Alanco common stock or common stock into which preferred stock is convertible, which equals approximately 31.3% of the Company's common stock equivalent on that date.

                      Proposal No. 1: Election of Directors

Purpose of Election: The current members of the Board of Directors were elected at the last Annual Meeting of Shareholders held on January 20, 2006, with the exception of one new Board member who was appointed on June 30, 2006. The Company's Articles of Incorporation call for an election to be held at the regular annual meeting of stockholders.

Recommendations of the Alanco Board of Directors: The Company's Board of Directors recommends the election of the seven nominees listed in this proxy statement.

          Proposal No. 2: Approval of the Alanco 2006 Stock Option Plan

Purpose of the Alanco 2006 Stock Option Plan: The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to Employees of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to acquire shares of the Company's Common Stock., The Plan may issue Options to acquire up to 3,000,000 shares to Employees.

Recommendations of the Alanco Board of Directors: The Board of Directors recommends approval of the Plan.

       Proposal No. 3: Approval of the Alanco 2006 Directors and Officers
                               Stock Option Plan

Purpose of the Alanco 2006 Directors and Officers Stock Option Plan: The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to Directors and Executive Officers of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to acquire shares of the Company's Common Stock, The Plan may issue Options to acquire up to 1,000,000 shares to Employees.

Recommendations of the Alanco Board of Directors: The Board of Directors recommends approval of the Plan.

   Proposal No. 4: Approval of Warrants Issued to Affiliates of the Company
                to Purchase Class A Common Stock from the Company

Purpose of Approval of Warrants Issued to Affiliates: Pursuant to NASDAQ rules, certain issuances of securities of the Company to affiliates of the Company require approval of the Company's shareholders. The Company sold shares of its Class A Common Stock and Series A Convertible Preferred Stock to affiliates of the Company in transactions occurring in April through July of 2006. These transactions also included the issuance of Warrants to purchase additional shares of Class A Common Stock of the Company to the Company affiliates. This proposal is requesting shareholder approval related to the issuance of these warrants.

Recommendations of the Alanco Board of Directors: The Board of Directors has determined that issuance of the Warrants to the Company affiliates was in the best interests of the Company and its shareholders and recommends approval of the proposal.

 Proposal No. 5: Approval of Issuance of Class A Common Stock as Payment in
     Lieu of Cash Related to Obligations Incurred in Connection with the
                 Company's Acquisition of StarTrak Systems, LLC

Purpose of Issuance of Class A Common Stock: In a transaction structured as a merger between a newly formed subsidiary of the Company and a Delaware limited liability company, the Company acquired StarTrak Systems, LLC ("StarTrak") effective June 30, 2006. The transaction resulted in the Company owning all of the membership interests in StarTrak and the previous StarTrak members ("Sellers") receiving shares of the Company's Class A Common Stock and the right to receive additional shares of the Company's Class A Common Stock, if approved by the Company's shareholders. Without shareholder approval, the Company is obligated to make a cash payment valued at the market price of the Class A Common shares that were to be issued. This proposal is not approval of the StarTrak acquisition, which has been completed; rather it is the shareholder approval required for the Company to issue shares of Class A Common Stock in lieu of cash for payment of future obligations.

Terms of the Transaction: Under the terms of the transaction, 2,000,000 shares of the Company's Class A Common Stock were issued at closing and 3,280,000 shares of Class A Common Stock will be issued upon approval by the shareholders following the Annual Shareholders Meeting. In addition, the Sellers have a right to receive two earn-out payments based upon the gross profits of the StarTrak business for fiscal years ending June 30, 2007 and June 30, 2008. Also related to the transaction is a commission payable to the investment banking firm involved in the business deal whereby the banking firm is due a fixed cash payment following the Annual Shareholders Meeting which, at the option of the Company, could be paid in shares of the Company's Common Stock. See page 17 of the Proxy Statement for further details related to the formula-based earn-out stock payments and the commission payments. In the event the issuance of these additional shares is not approved by the Alanco shareholders, the earn-out and commission payments shall be paid in cash.

Information about StarTrak: StarTrak, based in Morris Plains, New Jersey, is a leading provider of GPS tracking and wireless asset management services to the transportation industry and the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace. StarTrak offers complete integrated solutions for tracking, monitoring and controlling refrigerated trailers, trucks, railcars, and containers.

Recommendations of the Alanco Board of Directors: The Board of Directors has determined that it is in the best interests of Alanco and its shareholders that payment of all additional consideration to be paid to the Sellers should be paid in the form of the Company's Class A Common Stock rather than in cash and recommends approval of the proposal.

           Selected Financial Data and Pro Forma Information (Page 21)

Selected Historical Financial Data. The unaudited Alanco financial statements for the quarter ended September 30, 2006 were filed timely with the SEC on Form 10-QSB. The audited financial statements of Alanco for the fiscal years ended June 30, 2006 and 2005 were filed timely on Form 10-KSB. Form 10-QSB for the period ended September 30, 2006 (provided in this proxy statement as Appendix C), and Form 10-KSB for the year ended June 30, 2006 are incorporated by reference in this Proxy Statement.

The audited consolidated balance sheets of StarTrak Systems LLC and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, members' deficit and cash flows for the years then ended and the interim financial statements for the period ended March 31, 2006 are provided as Appendix A and Appendix B, respectively, in this proxy statement to assist you in your analysis of the financial aspects of StarTrak.

Selected Pro Forma Financial Data: The unaudited condensed pro forma combining Statement of Operations for StarTrak and Alanco for the twelve months ended June 30, 2005 and the nine months ended March 31, 2006, and the pro forma Balance Sheet as of March 31, 2006 are presented in this proxy statement on Page 22.

                            ALANCO TECHNOLOGIES, INC.
                          15575 North 83rd Way, Suite 3
                            Scottsdale, Arizona 85260
                                 (480) 607-1010



                                PROXY STATEMENT


                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD JANUARY 30, 2007



                               GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Alanco Technologies, Inc., an Arizona corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at 15575 North 83rd Way, Suite 3, Scottsdale, Arizona 85260, on the 30th day of January, 2007, at 10:00 a.m., Mountain Standard Time, and at any adjournment or postponement thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or before January 2, 2007.

The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

Shares not voting as a result of a proxy not marked or marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Annual Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting unless such proxies have previously been revoked. Proxies may be revoked at any time prior to the time they are voted by: (a) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (b) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or (c) attending the meeting and voting your proxy in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy.)

The Company's Annual Report to Shareholders for the fiscal year ended June 30, 2006, has been previously mailed or is being mailed simultaneously to the Company's shareholders and includes a copy of Form 10-KSB, which constitutes part of this proxy. All other information included in the Annual Report does not constitute part of these proxy soliciting materials.

                      SHARES OUTSTANDING AND VOTING RIGHTS

Effective October 16, 2006, the Company effected a 2:5 reverse stock split. All references to both number of shares and price per share of Class A Common Stock issued and outstanding, options and warrants granted, and common stock equivalent shares are presented herein on a post-split basis.

Voting rights are vested in the holders of the Company's Common Stock and Preferred Stock. Only shareholders of record at the close of business on December 8, 2006, are entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. As of December 8, 2006, the Company had 15,494,995 shares of Class A Common Stock issued and outstanding, 3,549,061 shares of Series A Convertible Preferred Stock issued and outstanding and 76,890 shares of Series B Convertible Preferred Stock issued and outstanding. Each Class A Common share is entitled to one vote, each share of Series A Convertible Preferred stock is entitled to 1.2 votes (the equivalent number of common shares into which the Series A Convertible Preferred Stock is convertible), and each share of Series B Convertible Preferred stock is entitled to 5.2 votes (the equivalent number of common shares into which the Series B Convertible Preferred Stock is convertible). If the number of common shares into which the preferred stock is convertible (the "common stock equivalent") is considered, the total shares eligible to vote, including the common stock and the common stock equivalent, on the record date are 20,153,705 shares, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are outstanding. A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to approve each proposal.

Each shareholder present, either in person or by proxy, will have cumulative voting rights with respect to the election of Directors. Under cumulative voting, each shareholder is entitled to as many votes as is equal to the number of shares of Common Stock (or common stock equivalent) of the Company held by the shareholder on the Record Date multiplied by the number of directors to be elected, and such votes may be cast for any single nominee or divided among two or more nominees. The seven nominees receiving the highest number of votes will be elected to the Board of Directors. There are no conditions precedent to the exercise of cumulative voting rights. Unless otherwise instructed in any proxy, the persons named in the form of proxy which accompanies this Proxy Statement (the "Proxy Holders") will vote the proxies received by them for the Company's seven nominees set forth in "Election of Directors" below. If additional persons are nominated for election as directors, the Proxy Holders intend, unless otherwise instructed in any proxy, to vote all proxies received by them in such manner in accordance with cumulative voting as will assure the election of as many of the Company's nominees as possible, and, in such event, the specific nominees for whom votes will be cast will be determined by the Proxy Holders. If authority to vote for any nominee of the Company is withheld in any proxy, the Proxy Holders intend, unless otherwise instructed in such proxy, to vote the shares represented by such proxy, in their discretion, cumulatively for one or more of the other nominees of the Company.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OF MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information with respect to each shareholder known by Alanco to be the beneficial owner of more than 5% of the outstanding Alanco common stock or common stock equivalent as of December 8, 2006. Information regarding the stock ownership of Robert R. Kauffman, Alanco Chairman and Chief Executive Officer, Donald E. Anderson, Alanco Director, and Timothy P. Slifkin, Alanco Director and President and Chief Executive Officer of the Company's subsidiary, StarTrak Systems, LLC, is also shown in the table in the following section, Current Directors and Executive Officers.


                                                   Five Percent Owners

                                      Class A                             Total                             Total
                                      Common                              Common                 Total     Stock,
                                      Shares                              Share                  Stock    Options &
                                       Owned                            Equivalent Exercisable  Owned     Warrants
                           Class A    Percent   Series A     Total        Owned      Stock       and     Percent of
                            Common      of     Preferred    Common       Percent    Options    Options     Common
                            Shares     Class     Shares      Share          of        and        and     Equivalent
                            Owned       (6)    Owned (5)  Equivalent    Class (6)   Warrants   Warrants   Class (7)

Technology Systems         1,800,000    11.62%     --       1,800,000     8.93%       --      1,800,000    8.93%
  International, Inc. (1)
Donald E. Anderson (2)     1,328,504     8.57%  1,196,349   2,764,124    13.72%    1,012,000  3,776,124   17.84%
Robert R. Kauffman (3)       232,800     1.50%    768,924   1,155,509     5.73%    1,409,000  2,564,509   11.89%
Timothy P. Slifkin (4)     1,025,882     6.62%     --       1,025,882     5.09%      160,000  1,185,882    5.84%

(1) Technology Systems International, Inc., a Nevada corporation, (TSIN) is an independent, private company, which was issued 2,400,000 shares of Alanco common stock in 2002 in connection with the acquisition of the assets of TSIN effective in June 2002. The only Form 13D filed by TSIN was filed on September 9, 2002, and indicated TSIN ownership of 2,400,000 Alanco common shares. TSIN is currently in bankruptcy proceedings and to our knowledge, no filings have been made by TSIN to adjust that initial Form 13D filing. However, based on stock transfer records and information obtained from public bankruptcy hearings, we believe the current TSIN ownership of Alanco common stock is approximately 1.8 million shares. To our knowledge, no person or entity owns enough TSIN shares that upon distribution of the Alanco shares to the TSIN shareholders such person would own in excess of 5% of Alanco. TSIN has previously indicated their intention to distribute the shares of Alanco common stock in excess of certain corporate litigation and liquidation expenses on a pro-rata basis to their shareholders; however, the shares have not been distributed as of the date of this Proxy Statement, and there is no assurance that the shares will be distributed. The address of TSIN is c/o Jill H. Ford, Trustee, P.O. Box 5845, Carefree, AZ 85377.
(2) Donald E. Anderson is a member of the Board of Directors of Alanco Technologies, Inc. The number of shares, options and warrants owned includes The Anderson Family Trust, owner of 1,027,264 shares of Alanco Class A Common Stock, 690,157 shares of Alanco Series A Convertible Preferred Stock and 690,000 exercisable warrants (includes 400,000 warrants which require shareholder approval prior to being exercisable - see Proposal No. 4 below); Programmed Land, Inc., owner of 293,240 shares of Alanco Class A Common Stock, 506,192 shares of Alanco Series A Convertible Preferred Stock and 200,000 exercisable warrants, both of which Mr. Anderson claims beneficial ownership; and 8,000 shares of Alanco Class A Common Stock and 122,000 exercisable options owned by Mr. Anderson. In addition to the exercisable stock options and warrants shown above, Donald Anderson also holds the following options: 15,000 options exercisable in fiscal year 2008, 25,000 options exercisable in fiscal year 2009, 25,000 options exercisable in fiscal year 2010, and 25,000 options exercisable in fiscal year 2011. The 1,196,349 shares of Series A Convertible Preferred Stock beneficially owned by Mr. Anderson represent 33.71% of the total Series A Convertible Preferred shares outstanding. Mr. Anderson's address is 11804 North Sundown Drive, Scottsdale, Arizona 85260.
(3) In addition to the shares shown above, Robert R. Kauffman, Alanco Chairman and Chief Executive Officer, also beneficially owns 455,000 shares of TSIN stock, representing an ownership position of less than 2% of the outstanding TSIN shares. If TSIN distributes the shares of Alanco common stock owned by TSIN to TSIN shareholders on a proportionate basis, Mr. Kauffman may acquire additional shares of Alanco common stock, thereby slightly increasing his percentage of Alanco common shares owned; but due to matters as discussed in Footnote 1 above, we are unable to accurately calculate the changes to Mr. Kauffman's ownership. Included in the 1,409,000 exercisable stock options and warrants shown above are 72,000 warrants which require shareholder approval prior to being exercisable - see Proposal No. 4 below. In addition to the exercisable stock options and warrants shown above, Robert Kauffman also holds the following options:
     9,000 options exercisable in fiscal year 2008, 15,000 options exercisable in fiscal year 2009, 15,000 options exercisable in fiscal year 2010, and 15,000 options exercisable in fiscal year 2011. The 768,924 shares of Series A Convertible Preferred Stock beneficially owned by Mr. Kauffman represent 21.67% of the total Series A Convertible Preferred shares outstanding. The address for Mr. Kauffman is: c/o Alanco Technologies, Inc., 15575 North 83rd Way, Suite 3, Scottsdale, Arizona 85260.
(4) Timothy P. Slifkin is a Director of the Company as of June 30, 2006, and President and Chief Executive Officer of the Company's subsidiary, StarTrak Systems, LLC ("StarTrak"). The Company acquired StarTrak, a provider of GPS tracking and wireless asset management services to the transportation industry, effective June 30, 2006. In addition to the exercisable stock options and warrants shown above, Tim Slifkin also holds the following options: 60,000 options exercisable in fiscal year 2007, 60,000 options exercisable in fiscal year 2008, 60,000 options exercisable in fiscal year 2009, and 60,000 options exercisable in fiscal year 2010. The address for Mr. Slifkin is: c/o StarTrak Systems, LLC, 106 American Road, Morris Plains, NJ 07950.
(5) Preferred Shares are Series A Convertible Preferred Stock, each share of which is convertible into 1.2 shares of Class A Common Stock. As of December 8, 2006, there are 3,549,061 shares of Series A Convertible Preferred Stock outstanding. The 5% owners do not own any shares of the Series B Convertible Preferred Stock.
(6) The percentages for Class A Common Stock shown are calculated based upon 15,494,995 shares of Class A Common Stock outstanding on December 8, 2006. The percentages for Total Common Stock Equivalent are calculated based upon 20,153,705 shares outstanding on December 8, 2006.
(7) In calculating the percentage of ownership, option and warrant shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock equivalent owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock equivalent owned by any other stockholders.

Current Directors and Executive Officers

The following table sets forth the number of exercisable stock options and warrants and the number of shares of the Company's Common Stock and Preferred Stock beneficially owned as of December 8, 2006, by individual directors and executive officers and by all directors and executive officers of the Company as a group.

The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of the beneficial ownership for any other purpose. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table.

                                       Securities of the Registrant Beneficially Owned (1)

                                                                                                                         Total
                             Class A    Shares    Series A   Shares     Total     Shares                    Total       Stock,
                             Common     Owned    Preferred    Owned     Common     Owned   Exercisable      Stock       Options
                              Stock    Percent     Stock     Percent    Stock     Percent     Stock        Owned +    & Warrants
         Name of             Shares    of Class    Shares    of Class Equivalent  of Class   Options &     Options &   Percent of
   Beneficial Owner (2)       Owned      (10)      Owned      (10)      Owned      (10)      Warrants      Warrants    Class (11)
-----------------------      -------   --------   --------   -------   ---------  --------  ---------     ---------   -----------

Robert R. Kauffman (3)         232,800    1.50%    768,924   21.67%  1,155,509     5.73%     1,409,000     2,564,509      11.89%
   Director/COB/CEO
John A. Carlson (4)            100,257    0.65%    137,741    3.88%    265,547     1.32%       586,000       851,547       4.11%
   Director/EVP/CFO
Harold S. Carpenter (5)        122,216    0.79%    306,754    8.64%    490,321     2.43%       276,000       766,321       3.75%
   Director
James T. Hecker (6)             28,156    0.18%     28,804    0.81%     62,721     0.31%       160,000       222,721       1.10%
   Director
Timothy P. Slifkin (7)         865,882    5.59%          0    0.00%    865,882     4.30%       160,000     1,025,882       5.05%
   Director/CEO-StarTrak
Thomas C. LaVoy                 22,106    0.14%     49,697    1.40%     81,743     0.41%       152,000       233,743       1.15%
   Director
Donald E. Anderson (8)       1,328,504    8.57%  1,196,349   33.71%  2,764,124    13.72%     1,012,000     3,776,124      17.84%
   Director
Greg M. Oester                  23,155    0.15%     13,969    0.39%     39,918     0.20%       488,000       527,918       2.56%
   President - ATSI
Thomas A. Robinson (9)         577,255    3.73%          0    0.00%    577,255     2.86%       160,000       737,255       3.63%
   EVP - StarTrak
                             ---------           ---------           ---------               ---------    ----------
Officers and Directors       3,300,331   21.30%  2,502,238   70.50%  6,303,020    31.27%     4,403,000    10,706,020      43.60%
                             =========           =========           =========               =========    ==========
as a Group (9 individuals)

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally indicates voting or investment power with respect to securities. In accordance with SEC rules, shares that may be acquired upon conversion or exercise of stock options, warrants or convertible securities which are currently exercisable or which become exercisable within 60 days are deemed beneficially owned. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.
(2) COB is Chairman of the Board; CEO is Chief Executive Officer; EVP is Executive Vice President; CFO is Chief Financial Officer, ATSI is the Company's wholly-owned subsidiary, Alanco/TSI PRISM, Inc.
(3) In addition to the shares shown above, Robert R. Kauffman, Alanco Chairman and Chief Executive Officer, also beneficially owns 455,000 shares of TSIN stock, representing an ownership position of less than 2% of the outstanding TSIN shares. If TSIN distributes the shares of Alanco common stock owned by TSIN to TSIN shareholders on a proportionate basis, Mr. Kauffman may acquire additional shares of Alanco common stock, thereby slightly increasing his percentage of Alanco common shares owned; but due to matters as discussed in Footnote 1 to the Five Percent Owners table above, we are unable to accurately calculate the changes to Mr. Kauffman's ownership. Included in the 1,409,000 exercisable stock options and warrants shown above are 72,000 warrants which require shareholder approval prior to being exercisable - see Proposal No. 4 below. In addition to the exercisable stock options and warrants shown above, Robert Kauffman also holds the following options: 9,000 options exercisable in fiscal year 2008, 15,000 options exercisable in fiscal year 2009, 15,000 options exercisable in fiscal year 2010, and 15,000 options exercisable in fiscal year 2011. The 768,924 shares of Series A Convertible Preferred Stock beneficially owned by Mr. Kauffman represent 21.67% of the total Series A Convertible Preferred shares outstanding.
(4) In addition to the exercisable stock options and warrants shown above, John A. Carlson, Alanco Executive Vice President and Chief Financial Officer, also holds the following options: 3,000 options exercisable in fiscal year 2008, 5,000 options exercisable in fiscal year 2009, 5,000 options exercisable in fiscal year 2010, and 5,000 options exercisable in fiscal year 2011.
(5) Excludes 176,000 shares of Class A Common Stock, 338,404 shares of Series A Convertible Preferred Stock and 92,000 warrants to purchase Class A Common Stock owned by Heartland Systems Co., a company for which Mr. Carpenter serves as an officer. Mr. Carpenter disclaims beneficial ownership of such shares. In addition to the exercisable stock options and warrants shown above, Harold Carpenter also holds the following options: 6,000 options exercisable in fiscal year 2008, 10,000 options exercisable in fiscal year 2009, 10,000 options exercisable in fiscal year 2010, and 10,000 options exercisable in fiscal year 2011.
(6) Excludes 204,000 shares of Class A Common Stock, 434,345 shares of Series A Convertible Preferred Stock and 174,000 warrants to purchase Class A Common Stock owned by Rhino Fund LLLP. The fund is controlled by Rhino Capital Incorporated, for which Mr. Hecker serves as Treasurer and General Counsel. Mr. Hecker disclaims beneficial ownership of such shares.
(7) Timothy P. Slifkin is a Director of the Company as of June 30, 2006, and President and Chief Executive Officer of the Company's subsidiary, StarTrak Systems, LLC ("StarTrak"). The Company acquired StarTrak, a provider of GPS tracking and wireless asset management services to the transportation industry, effective June 30, 2006. In addition to the exercisable stock options and warrants shown above, Tim Slifkin also holds the following options: 60,000 options exercisable in fiscal year 2007, 60,000 options exercisable in fiscal year 2008, 60,000 options exercisable in fiscal year 2009, and 60,000 options exercisable in fiscal year 2010.
(8) Donald E. Anderson is a member of the Board of Directors of Alanco Technologies, Inc. The number of shares, options and warrants owned includes The Anderson Family Trust, owner of 1,027,264 shares of Alanco Class A Common Stock, 690,157 shares of Alanco Series A Convertible Preferred Stock and 690,000 exercisable warrants (includes 400,000 warrants which require shareholder approval prior to being exercisable - see Proposal No. 4 below); Programmed Land, Inc., owner of 293,240 shares of Alanco Class A Common Stock, 506,192 shares of Alanco Series A Convertible Preferred Stock and 200,000 exercisable warrants, both of which Mr. Anderson claims beneficial ownership; and 8,000 shares of Alanco Class A Common Stock and 122,000 exercisable options owned by Mr. Anderson. In addition to the exercisable stock options and warrants shown above, Donald Anderson also holds the following options: 15,000 options exercisable in fiscal year 2008, 25,000 options exercisable in fiscal year 2009, 25,000 options exercisable in fiscal year 2010, and 25,000 options exercisable in fiscal year 2011. The 1,196,349 shares of Series A Convertible Preferred Stock beneficially owned by Mr. Anderson represent 33.71% of the total Series A Convertible Preferred shares outstanding.
(9) Thomas A. Robinson is an Executive Vice President of the Company's subsidiary, StarTrak Systems, LLC ("StarTrak"). The Company acquired StarTrak, a provider of GPS tracking and wireless asset management services to the transportation industry, effective June 30, 2006. In addition to the exercisable stock options and warrants shown above, Tom Robinson also holds the following options: 60,000 options exercisable in fiscal year 2007, 60,000 options exercisable in fiscal year 2008, 60,000 options exercisable in fiscal year 2009, and 60,000 options exercisable in fiscal year 2010.
(10) The percentages for Class A Common Stock shown are calculated based upon 15,494,995 shares of Class A Common Stock outstanding on December 8, 2006. The percentages for Series A Convertible Preferred Stock are calculated based upon 3,549,061 shares of Series A Convertible Preferred Stock outstanding on December 8, 2006, each share of which is convertible into 1.2 shares of Class A Common Stock. The percentages for Common Stock Equivalent shares are calculated based upon 20,153,705 Common Stock Equivalent shares outstanding as of December 8, 2006.
(11) The number and percentages shown include the shares of common stock equivalent actually owned as of December 8, 2006 and the shares of common stock that the identified person or group had a right to acquire within 60 days after December 8, 2006. The percentages shown are calculated based upon 20,153,705 Common Stock Equivalent shares outstanding as of December 8, 2006. In calculating the percentage of ownership, option and warrant shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock equivalent owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock equivalent owned by any other stockholders.

Meetings and Committees of the Board of Directors

The Board of Directors has a Compensation/Administration Committee, which was formed in 1995 and is comprised of Messrs. Harold S. Carpenter and James T. Hecker, who are independent directors of the Company. The Compensation/Administration Committee recommends to the Board the compensation of executive officers and serves as the Administrative Committee for the Company's Stock Option Plans. The Compensation/Administration Committee met three times during the fiscal year ended June 30, 2006.

The Board of Directors also has an Audit/Corporate Governance Committee. The Audit Committee was originally formed in 1995. In September 2004, the Board of Directors approved a name change for the committee to Audit/Corporate Governance Committee to more accurately reflect the additional duties and responsibilities of the committee as required by the Sarbanes-Oxley Act of 2002. The Audit/Corporate Governance Committee, comprised of Messrs. Harold S. Carpenter, James T. Hecker, and Thomas C. LaVoy, all of whom are independent non-employee directors of the Company who have significant business experience and are deemed to be financially knowledgeable, serves as a liaison between the Board and the Company's auditor. The Audit/Corporate Governance Committee provides general oversight of the Company's financial reporting and disclosure practices, system of internal controls, and the Company's processes for monitoring compliance with Company policies. The Audit/Corporate Governance Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed, and the independent auditor's fee for services performed. The Audit/Corporate Governance Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. The Audit/Corporate Governance Committee is comprised of independent members as defined under the National Association of Securities Dealers listing standards. The Audit/Corporate Governance Committee met three times during the fiscal year ended June 30, 2006. All meetings held by the Board of Directors' committees were attended by each of the directors serving on such committees with the following exceptions: Mr. Hecker and Mr. LaVoy were each absent from one meeting for each committee on which they serve.

The final Board committee is the Nominating/Independent Directors Committee, which is comprised of Messrs. Harold S. Carpenter, James T. Hecker, Thomas C. LaVoy, and Donald E. Anderson, all members of the Company's Board of Directors who have been determined by the Board to meet the qualification as "independent" director as set forth in Rule 10A-3 of the Exchange Act. Per Board resolution, the Nominating/Independent Directors Committee approves all management nominations for members of the Company's Board of Directors. In addition, the Nominating/Independent Directors Committee meets in regularly scheduled executive sessions at which only the independent directors are present.

The Company's Board of Directors held three meetings during the fiscal year ended June 30, 2006, at which time all Directors were present, with the exception of Mr. Hecker and Mr. LaVoy, each being absent from one Board of Directors meeting. Mr. Slifkin was appointed to the Board on June 30, 2006. All current members of the Board of Directors' committees are expected to be nominated for reelection at a meeting of the Board of Directors following the annual meeting.

Compliance with Section 16(a) of Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that as of the date of filing of this Proxy Statement, all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were satisfied, with the exception of Technology Systems International, Inc., a Nevada corporation (TSIN), who, to the best of our knowledge, continues to own approximately 1.8 million shares of the Company's Class A Common Stock. TSIN is currently in Chapter 7 Bankruptcy proceedings and has not, to our knowledge, filed any current Section 16 (d) forms. Also, some reportable events were not timely reported. The names of the involved persons, the event dates, and the filing dates are as follows:

Name of Reporting Person    Reportable Event        Event Date  Date Reported
Donald E. Anderson      Class A Common Stock Options  6/30/2006   7/11/2006
John A. Carlson         Class A Common Stock Options  6/30/2006   7/11/2006
Harold S. Carpenter     Class A Common Stock Options  6/30/2006   7/11/2006
James T. Hecker         Class A Common Stock Options  6/30/2006   7/11/2006
Robert R. Kauffman      Class A Common Stock Options  6/30/2006   7/11/2006
Thomas C. LaVoy         Class A Common Stock Options  6/30/2006   7/11/2006
Timothy P. Slifkin      Class A Common Stock Options  6/30/2006   7/11/2006
                        Class A Common Stock          6/30/2006   7/11/2006
Thomas A. Robinson      Class A Common Stock Options  6/30/2006   7/11/2006
                        Class A Common Stock          6/30/2006   7/11/2006
Steven P. Oman          Class A Common Stock Options  6/30/2006   7/11/2006


                             EXECUTIVE COMPENSATION


Summary Compensation Table

The following table sets forth the compensation paid or accrued by the Company for the services rendered during the fiscal years ended June 30, 2006, 2005 and 2004 to the Company's Chief Executive Officer, Chief Financial Officer, and President of the Company's subsidiary, Alanco/TSI PRISM, Inc., an Arizona corporation (ATSI), acquired effective June 1, 2002, whose salaries and bonus exceeded $100,000 during the last fiscal year (collectively, the "Named Executive Officers"). No stock appreciation rights ("SARs") have been granted by the Company to any of the Named Executive Officers during the last three fiscal years.

                                        Annual Compensation         Long Term Compensation
                                  --------------------------------- ----------------------

             Name and                                   Other        Securities (# shares)
             Principal              Annual              Annual        Underlying Options
             Position              Salary    Bonus  Compensation (1)   Granted during FY
Robert R. Kauffman, C.E.O.
              FY 2006             $225,000   None    $17,400              376,000
              FY 2005              183,750   None     17,400               40,000
              FY 2004              180,000   None     17,400              260,000
John A. Carlson, C.F.O.
              FY 2006              200,000   None     10,400              228,000
              FY 2005              163,333   None     10,033               30,000
              FY 2004              160,000   None      9,467              140,000
Greg M. Oester, President, ATSI
              FY 2006              154,500   None       None               48,000
              FY 2005              154,500   None       None               14,000
              FY 2004              146,625   None       None              100,000

(1) Represents supplemental executive benefit reimbursement for the year and Company matching for Alanco's 401(K) Profit Sharing Plan.

Option Grants in Last Fiscal Year

The following table sets forth each grant of stock options made during the fiscal year ended June 30, 2006, to each of the Named Executive Officers and/or Directors and to all other employees as a group. No stock appreciation rights ("SARs") have been granted by the Company.


                                INDIVIDUAL GRANTS

                      Number of
                     Securities
                     Underlying % of Total  Exercise
                      Options    Options     Price       Grant      Expiration
      Name            Granted    Granted    ($/Sh)       Date         Date
      ----           ---------   --------   --------     -----       ----------
Robert Kauffman       160,000     5.25%     $2.02     9/13/2005    9/13/2015
Robert Kauffman        16,000     0.52%     $1.15     11/16/2005   11/16/2015
Robert Kauffman       200,000     6.56%     $1.82     6/30/2006    6/30/2011
John Carlson           80,000     2.62%     $2.02     9/13/2005    9/13/2015
John Carlson           48,000     1.57%     $1.15     11/16/2005   11/16/2015
John Carlson          100,000     3.28%     $1.82     6/30/2006    6/30/2011
Harold Carpenter       32,000     1.05%     $2.02     9/13/2005    9/13/2015
Harold Carpenter       40,000     1.31%     $1.82     6/30/2006    6/30/2011
James Hecker           32,000     1.05%     $2.02     9/13/2005    9/13/2015
James Hecker           40,000     1.31%     $1.82     6/30/2006    6/30/2011
Timothy Slifkin       400,000    13.12%     $1.82     6/30/2006    6/30/2011
Thomas LaVoy           32,000     1.05%     $2.02     9/13/2005    9/13/2015
Thomas LaVoy           16,000     0.52%     $1.15     11/16/2005   11/16/2015
Thomas LaVoy           40,000     1.31%     $1.82     6/30/2006    6/30/2011
Donald Anderson        32,000     1.05%     $2.02     9/13/2005    9/13/2015
Donald Anderson        40,000     1.31%     $1.82     6/30/2006    6/30/2011
Greg Oester            40,000     1.31%     $2.02     2/16/2005    2/16/2015
Greg Oester             8,000     0.26%     $1.15     11/16/2005   11/16/2015
Thomas Robinson       400,000    13.12%     $1.82     6/30/2006    6/30/2011
Other Employees     1,292,000    42.39% $1.25 - $2.50  Various        (1)
                   -------------------
Total               3,048,000   100.00%
                   ===================

(1) The expiration dates for these options range from 9/27/2007 to 5/25/2016.

All options are granted at a price not less than "grant-date market." During the fiscal year 349,600 previously granted stock options expired or were cancelled.

Aggregated Options and Warrants - Exercised in Last Fiscal Year and Values at Fiscal Year End

The following table sets forth the number of exercised and unexercised options and warrants held by each of the Named Executive Officers and/or Directors at June 30, 2006, and the value of the unexercised, in-the-money options at June 30, 2006.

                          Shares
                       Acquired On                  Unexercised          Value of
                        Exercise                Options & Warrants     Unexercised
                          During      Value          at Fiscal         In-The-Money
                       2006 Fiscal  Realized         Year End       Options &Warrants
          Name             Year      ($) (1)       (Shares) (2)       at FYE ($) (3)
          ----             ----      -------       ------------       --------------

Robert Kauffman           48,000    $   4,600        1,331,000          $417,800
John Carlson              34,000        5,800          584,000           112,650
Harold Carpenter          40,000        4,000          200,000            37,400
James Hecker                   0            0          160,000            14,400
Thomas LaVoy               8,000        1,800          152,000            10,800
Donald Anderson          160,000       16,000          930,000           164,100
Timothy Slifkin                0            0          160,000                 0
Thomas Robinson                0            0          160,000                 0
Greg Oester                4,000          900          488,000            37,800


(1) Calculated as the difference between closing price on the date exercised and the exercise price, multiplied by the number of options exercised.
(2) Represents the number of securities underlying unexercised options and warrants that were exercisable at 2006 Fiscal Year End. The numbers shown above for Donald Anderson include a warrant owned by The Anderson Family Trust, of which Mr. Anderson claims beneficial ownership, for 328,000 shares which requires shareholder approval prior to being exercisable. See Proposal No. 4 below.
(3) Calculated as the difference between the closing price of the Company's Common Stock on June 30, 2006, and the exercise price for those options exercisable on June 30, 2006, with an exercise price less than the closing price, multiplied by the number of applicable options.

Option Grants Subsequent to Fiscal Year End


                          Number of
                          Underlying
                          Securities
                            Options        Date of      Date      Expiration   Option
       Name                 Granted         Grant    Exercisable     Date      Price

Robert R. Kauffman           60,000  (1)   8/15/06       (3)        8/15/11    $1.37
John A. Carlson              20,000  (2)   8/15/06       (3)        8/15/11    $1.37
Harold S. Carpenter          40,000  (2)   8/15/06       (3)        8/15/11    $1.37
Donald E. Anderson          100,000  (1)   8/15/06       (3)        8/15/11    $1.37

(1)  Issued pursuant to the 2005 Stock Option Plan
(2)  Issued pursuant to the 2005 Directrors & Officers Stock Option Plan
(3)  10% vest on 8/15/06, 15% vest on 8/15/07, 25% vest on 8/15/08,
     25% vest on 8/15/09 and 25% vest on 8/15/2010

Employment Agreements and Executive Compensation

The Executive Officers of the Company are at-will employees without employment agreements with the exception of Timothy Slifkin and Thomas Robinson, executive officers of the Company's subsidiary, StarTrak Systems, LLC, acquired by Alanco effective June 30, 2006. Both Messrs. Slifkin and Robinson have employment contracts with StarTrak Systems, LLC, which pre-date the Company's acquisition of StarTrak. The contracts terminate on June 30, 2009, and specify that Mr. Slifkin is to be employed as the Executive Director of Technology and Mr. Robinson is to be employed as an Executive Vice President. However, Mr. Slifkin currently is the Chief Executive Officer of StarTrak. The contracts specify a salary of $160,000 per year with a performance bonus of up to 20% of said base salary for both Mr. Slifkin and Mr. Robinson. The contracts require certain severance payments in the event of termination by the Company without cause, or if either officer resigns with good reason, as defined in the contracts.

Compensation of Directors

During Fiscal Year 2006, non-employee Directors were compensated for their services in cash ($750 per meeting per day up to a maximum of $1,500 per meeting) and through the grant of options to acquire shares of Class A Common Stock as provided by the 2004 Directors and Officers Stock Option Plan. All Directors are entitled to receive reimbursement for all out-of-pocket expenses incurred for attendance at Board of Directors meetings.

The 1996 Directors and Officers Stock Option Plan was approved by the Board of Directors on September 9, 1996. Shareholders approved the 1998, 1999, 2000, 2002, 2004, and 2005 Directors and Officers Stock Option Plans ("D&O Plans") on November 6, 1998, November 5, 1999, November 10, 2000, November 22, 2002, November 19, 2004, and January 20, 2006,respectively. The purpose of the 1996, 1998, 1999, 2000, 2002, 2004, and 2005 D&O Plans is to advance the business and development of the Company and its shareholders by affording to the Directors and Officers of the Company the opportunity to acquire a propriety interest in the Company by the grant of Options to acquire shares of the Company's common stock. All Directors and Executive Officers of the Company are eligible to participate in the 1996, 1998, 1999, 2000, 2002, 2004, and 2005 Plans. Newly
appointed Directors receive options to purchase shares of common stock at fair market value. Upon each subsequent anniversary of the election to the Board of Directors, each non-employee Director may receive an additional option to purchase shares of common stock at fair market value.

Transactions with Management

Mr. Steve Oman, a former member of the Board of Directors, received compensation in the amount of approximately $70,200 for legal services to the Company for the fiscal year ended June 30, 2006. Mr. Oman resigned from his position on Alanco's Board of Directors on June 30, 2006, to allow for a continuing majority of independent directors on the Company's Board. Mr. Oman's resignation was not due to any disagreement with the registrant but was solely for the purpose of compliance with the Sarbanes-Oxley requirement that the Company's Board of Directors be comprised of a majority of independent members. Mr. Oman will continue as Alanco's Corporate Counsel.

Mr. Donald Anderson, a member of the Board of Directors and trustee and beneficial owner of the Anderson Family Trust, was paid interest in fiscal year 2006 under the Line of Credit Agreement in the amount of approximately $89,500.

                 AUDIT/CORPORATE GOVERNANCE COMMITTEE REPORT (1)

The Audit/Corporate Governance Committee of the Board of Directors is currently comprised of three independent directors, and operates under a written charter adopted by the Board. The members of the Audit/Corporate Governance Committee are Harold S. Carpenter, a CEO with over 30 years senior management experience, James T. Hecker, an attorney and CPA, and Thomas C. LaVoy, a CPA. All three individuals are experienced in reading and understanding financial statements, and, in fact, are deemed to be financial experts as defined by audit committee requirements.

The Audit/Corporate Governance Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing an audit report or performing other audit, review or attest services for the Company. The auditor reports directly to the Audit/Corporate Governance Committee. The Audit/Corporate Governance Committee has established "whistleblower" procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

Authority to engage independent counsel and other advisors has been given to the Audit/Corporate Governance Committee as it determines is necessary to carry out its duties. The Company provides appropriate funding for the Audit/Corporate Governance Committee to compensate the outside auditors and any lawyers and advisors it employs and to fund ordinary administrative expenses of the Audit/Corporate Governance Committee that are necessary in carrying out its duties.

The Audit/Corporate Governance Committee provides general oversight of the Company's financial reporting and disclosure practices, system of internal controls, and the Company's processes for monitoring compliance by the Company with Company policies. The Audit/Corporate Governance Committee reviews with the Company's independent auditors the scope of the audit for the year, the results of the audit when completed, and the independent auditor's fee for services performed. The Audit/Corporate Governance Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During the last fiscal year, there were three meetings of the Audit/Corporate Governance Committee.

Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. The
Audit/Corporate Governance Committee is responsible for overseeing and monitoring the quality of the Company's accounting and auditing practices.

The members of the Audit/Corporate Governance Committee are not professionally engaged in the practice of auditing or accounting and may not be experts in the fields of accounting or auditing, or in determining auditor independence. Members of the Audit/Corporate Governance Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit/Corporate Governance Committee's oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit/Corporate Governance Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States, that the financial statements are presented in accordance with accounting principles generally accepted in the United States of America or that the Company's auditors are in fact "independent."

Review of Audited Financial Statements

In this context, the Audit/Corporate Governance Committee reviewed and discussed the Company's audited financial statements with management and with the Company's independent auditors. Management represented to the Audit/Corporate Governance Committee that the Company's consolidated financial statements were prepared in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Discussions about the Company's audited financial statements included the auditor's judgments about the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in its financial statements. The Audit/Corporate Governance Committee also discussed with the auditors other matters required by Statement on Auditing Standards, ("SAS") No. 61 "Communication with Audit Committees," as amended by SAS No. 90, "Audit Committee Communications."

The Company's auditors provided to the Committee written disclosures required by the Independence Standards Board Standard No. 1 "Independence Discussion with Audit Committee." The Audit/Corporate Governance Committee discussed with the auditors their independence from the Company, and considered the compatibility of non-audit services with the auditor's independence.

Audit Fees

The aggregate fees billed by Semple & Cooper, LLP, the Company's independent auditor, for professional services rendered for the audit of the Company's annual financial statements for the fiscal years ended June 30, 2006 and 2005, the review of the financial statements included in the Company's Forms 10-QSB for such fiscal years, and other services performed for the Company by Semple & Cooper, LLP, were approximately $158,000 and $123,000, respectively.

Financial Information Systems Design and Implementation

There were no fees billed for the professional services described in Paragraph
(c)(4)(ii) of Rule 2-01 of Regulation S-X rendered by Semple & Cooper, LLP for the fiscal year ended June 30, 2006.

All Other Fees

Semple & Cooper, LLP billed the Company during fiscal year 2006 and 2005 a total of approximately $11,000 and $10,000, respectively, for tax preparation and tax consulting services. The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant's independence.

Audit Committee Pre-Approval Policies and Procedures

The fiscal year 2006 and 2005 audit services provided by Semple & Cooper, LLP were approved by our Audit/Corporate Governance Committee. The Audit/Corporate Governance Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit/Corporate Governance Committee pre-approves both the type of services to be provided by our independent accountants and the estimated fees related to these services. During the approval process, the Audit/Corporate Governance Committee considers the impact of the types of services and related fees on the independence of the auditor. These services and fees must be deemed compatible with the maintenance of the auditor's independence, in compliance with the SEC rules and regulations. Throughout the year, the Audit/Corporate Governance Committee and, if necessary, the Board of Directors, reviews revisions to the estimates of audit and non-audit fees initially approved.

Recommendation

Based on the Audit/Corporate Governance Committee's discussion with management and the auditors, and the Audit/Corporate Governance Committee's review of the representations of management and the report of the auditors to the Audit/Corporate Governance Committee, the Audit/Corporate Governance Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 2006, filed with the Securities and Exchange Commission.

                                 AUDIT/CORPORATE GOVERNANCE COMMITTEE
                                 James T. Hecker
                                 Harold S. Carpenter
                                 Thomas C. LaVoy
-------------------------------
(1) The material in this report is not "soliciting material," is not deemed filed with the commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Proposal No. 1    ELECTION OF DIRECTORS

The Articles of Incorporation presently provide for a Board of Directors of not more than nine members. The number of Directors of the Company has been fixed at seven by the Company's Board of Directors. The Company's Board of Directors recommends the election of the seven nominees listed below to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified or until their earlier death, resignation or removal. The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the seven nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to cumulatively vote for the remaining nominees, or for a substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

Nominees

All nominees for Director have been approved by the Company's
Nominating/Independent Directors Committee. The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, and the period during which he has served as such:

                                                             Year
      Name             Age            Position          First Director

Harold S. Carpenter    72             Director               1995
James T. Hecker        49             Director               1997
Robert R. Kauffman     66      Director/C.O.B./C.E.O.        1998
Thomas C. LaVoy        47             Director               1998
John A. Carlson        59      Director/E.V.P./C.F.O.        1999
Donald E. Anderson     73             Director               2002
Timothy P. Slifkin     51    Director/C.E.O. - StarTrak      2006

Business Experience of Nominees

Robert R. Kauffman: Mr. Kauffman was appointed as Chief Executive Officer and Chairman of the Board effective July 1, 1998. Mr. Kauffman was formerly President and Chief Executive Officer of NASDAQ-listed Photocomm, Inc., from 1988 until 1997 (since renamed Kyocera Solar, Inc.). Photocomm was the nation's largest publicly owned manufacturer and marketer of wireless solar electric power systems with annual revenues in excess of $35 million. Prior to Photocomm, Mr. Kauffman was a senior executive of the Atlantic Richfield Company (ARCO) whose varied responsibilities included Senior Vice President of ARCO Solar, Inc., President of ARCO Plastics Company and Vice President of ARCO Chemical Company. Mr. Kauffman earned an M.B.A. in Finance at the Wharton School of the University of Pennsylvania, and holds a B.S. in Chemical Engineering from Lafayette College, Easton, Pennsylvania.

Harold S. Carpenter: Mr. Carpenter is the former the President of Superiorgas Co., Des Moines, Iowa, which is engaged in the business of trading and brokering bulk refined petroleum products with gross sales of approximately $500 million per year. He is also the General Partner of Superiorgas L.P., an investment company affiliated with Superiorgas Co. Mr. Carpenter founded these companies in 1984 and 1980, respectively. Mr. Carpenter is also the President of Carpenter Investment Company, Des Moines, Iowa, which is a real estate investment company holding properties primarily in central Iowa. From 1970 until 1994, Mr. Carpenter was the Chairman of the George A. Rolfes Company of Boone, Iowa, which manufactured air pollution control equipment. Mr. Carpenter graduated from the University of Iowa in 1958 with a Bachelor of Science and Commerce degree.

James T. Hecker: Mr. Hecker is both an Attorney and a Certified Public Accountant. Since 1987, Mr. Hecker has been Vice President, Treasurer and General Counsel of Rhino Capital Incorporated, Evergreen, Colorado, a private capital management company which manages a $60 million portfolio. He also served, since 1992, as a trustee of an $11 million charitable trust. From 1984 to 1987, Mr. Hecker was the Controller of Northern Pump Company, Minneapolis, Minnesota, a multi-state operating oil and gas company with more than 300 properties, with responsibility of all accounting and reporting functions. Prior to that, from 1981 to 1984, Mr. Hecker was Audit Supervisor of Total Petroleum, Inc., Denver, Colorado, responsible for all phases of internal audit and development of audit and systems controls. Mr. Hecker received a J.D. degree from the University of Denver in 1992, and a B.B.A. degree in Accounting and International Finance from the University of Wisconsin in 1979. He is a member in good standing of the Colorado and the American Bar Associations, the Colorado Society of CPAs, and the American Institute of CPAs.

Thomas C. LaVoy: Thomas C. LaVoy has served as Chief Financial Officer of SuperShuttle International, Inc., since July 1997 and as Secretary since March 1998. From September 1987 to February 1997, Mr. LaVoy served as Chief Financial Officer of NASDAQ-listed Photocomm, Inc. Mr. LaVoy was a Certified Public Accountant with the firm of KPMG Peat Marwick from 1980 to 1983. Mr. LaVoy has a Bachelor of Science degree in Accounting from St. Cloud University, St. Cloud, Minnesota, and is a Certified Public Accountant.

John A. Carlson: Mr. Carlson, Executive Vice President and Chief Financial Officer of Alanco Technologies, Inc., joined the Company in September 1998. Mr. Carlson started his career with Price Waterhouse & Co. in Chicago, Illinois. He has over twenty-five years of public and private financial and operational management experience, including over twelve years as Chief Financial Officer of a Fortune 1000 printing and publishing company. He earned his Bachelor of Science degree in Business Administration at the University of South Dakota, and is a Certified Public Accountant.

Donald E. Anderson: Donald E. Anderson is President and owner of Programmed Land, Inc., a Minnesota and Scottsdale, Arizona, based company. Programmed Land is a diversified holding company engaged in real estate, including ownership, development, marketing and management of properties. He is also majority owner of a company involved in the automotive industry. From 1988 until 1997, Mr. Anderson was Chairman of the Board of NASDAQ-listed Photocomm, Inc., a company involved in the solar electric business. Since 1983, Mr. Anderson has also been President of Pine Summit Bible Camp, a non-profit organization that operates a year-round youth camp in Prescott, Arizona. Mr. Anderson has a Bachelor of Arts degree in Accounting.

Timothy P. Slifkin: Timothy P. Slifkin, President and Chief Executive Officer of the Company's subsidiary, StarTrak Systems, LLC, is directly responsible for development of StarTrak's wireless product line and for leading the North American transportation industry's acceptance of the technology for damage prevention, refrigeration transport, and asset management applications. Mr. Slifkin has been developing remote monitoring systems since founding Elexor Associates in 1986, and in developing and deploying wireless systems (satellite and terrestrial) since 1992. He has several patents issued or pending on related technology. Prior to founding StarTrak, Mr. Slifkin was employed with Hewlett Packard, Johannson Microwave, American Microsystems, and Jet Propulsion Laboratories. He holds a Bachelors Degree in Engineering.

Proposal No. 2        APPROVAL OF THE ALANCO 2006 STOCK OPTION PLAN

The Company's Board of Directors approved submitting the Alanco Technologies, Inc. 2006 Stock Option Plan to the shareholders for approval. The Board of Directors recommends approval of the Plan. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to Employees of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to acquire shares of the Company's common stock. The Company has no current plans, proposals, or arrangements to issue options pursuant to the 2006 Stock Option Plan. The benefits or amount of options that will be received by or allocated to any particular employee of the Company under the Plan is not determinable.

The Options granted to Employees can be either "Incentive Stock Options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or "Non-Statutory Options." The issuance of qualified Incentive Stock Options pursuant to this Plan is not expected to be a taxable event for qualified recipients until such time that the recipient elects to sell the shares received from the exercise whereupon the recipient is expected to recognize income to the extent the sale price of the shares exceeds the exercise price of the option on the date of sale. The issuance of Non-Statutory Stock Options pursuant to this Plan is not expected to result in a tax liability to the recipient since the options are granted at fair market value on date of grant. The recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise.

The Plan is administered by the Compensation/Administration Committee of the Board of Directors. The Plan may issue Options to acquire up to 3,000,000 shares to Employees. The Company will not receive any consideration for the grant of options under the Plan and the approximate market value of the shares to be reserved for the Plan is $4,320,000 based upon the average ten trading day closing price for the Company's common stock for the period ending December 8, 2006. The maximum number of shares subject to Incentive Stock Options granted to any one Employee which are first exercisable during any single calendar year shall not exceed a fair market value of $100,000. The exercise price for Options shall be set by the Compensation/Administration Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. Fair market value shall mean the closing price at which the Stock is listed in the NASDAQ quotation system ending on the day an Option is granted.

The period in which Options can be exercised shall be set by the Compensation/Administration Committee not to exceed ten years from the date of Grant. Incentive Stock Options are exercisable once vested. The vesting schedule shall be as follows: ten percent (10%) of the shares issuable under the Options shall vest on the Date of Grant, fifteen percent (15%) of the shares issuable under the Options shall vest one year from date of Grant provided that the Optionee has remained an Employee of the Company for not less than one year from date of Grant, twenty-five percent (25%) of the shares issuable under the Options shall vest two years from date of Grant provided that the Optionee has remained an Employee of the Company for not less than two years from the date of Grant, twenty-five percent (25%) of the shares issuable under the Options shall vest three years from date of Grant provided that the Optionee has remained an Employee of the Company for not less than three years from the date of Grant, and the remaining twenty-five percent (25%) of the shares issuable under the Options shall vest four years from date of Grant provided that the Optionee has remained an Employee of the Company for not less than four years from the date of Grant, or other alternative vesting as may be determined by the Compensation/Administration Committee. The Stock Options must be exercised within three months following Optionee's termination of relationship with the Company, or within one (1) year following death or permanent and total disablement of the Optionee. Otherwise, the Incentive Stock Options shall lapse. The vesting schedule and the exercise schedule following termination, death or total and permanent disablement of the Optionee of Non-Statutory Stock Options will be determined by the Committee at the time of grant. The Plan may be terminated, modified or amended by the Board of Directors upon the recommendation of the Compensation/Administration Committee. Provided, however, if the Plan has been submitted to and approved by the shareholders of the Company, no such action by the Board may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee.

All Employees of the Company and its subsidiaries are eligible to participate in the Plan. An Employee is defined in the Plan as a person, including officers and directors, employed by the Company who in the judgment of the Compensation/Administration Committee has the ability to positively affect the profitability and economic well-being of the Company. Part-time employees, independent contractors, consultants and advisors performing bona fide services to the Company shall be considered employees for purposes of participation in the Plan. The aggregate number of shares within the Plan and the rights under outstanding Options granted hereunder, both as to the number of shares and Option price, will be adjusted accordingly in the event of a split or a reverse split in the outstanding shares of the Common Stock of the Company.

Proposal No. 3        APPROVAL OF THE ALANCO 2006 DIRECTORS AND OFFICERS
                      STOCK OPTION PLAN

The Company's Board of Directors unanimously approved submitting the Alanco Technologies, Inc. 2006 Directors and Officers Stock Option Plan to the shareholders for approval. The Board of Directors recommends approval of the Plan. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to the Directors and Executive Officers of the Company the opportunity to acquire an equity interest in the Company by the grant of Options to acquire shares of the Company's common stock. The Company has four (4) non-employee directors as well as employee directors and executive officers who are eligible to receive options under the Plan. The Option Plan provisions indicate that on an annual basis non-employee directors will be granted an option to purchase 20,000 shares of common stock, which number may be adjusted at the discretion of the Board of Directors. The following table provides information as to option grants to the non-employee directors. Grant amounts to the other eligible officers are not determinable at this time.

                                    NEW PLAN BENEFITS
                      2006 Directors and Officers Stock Option Plan

Name                      Position      Shares to be Granted   Dollar Value ($) (1)
------------------------------------------------------------------------------------
Donald E. Anderson        Director             20,000                $37,000
Thomas A. LaVoy           Director             20,000                $37,000
James T. Hecker           Director             20,000                $37,000
Harold S. Carpenter       Director             20,000                $37,000

(1) Dollar value is calculated based on $1.45 per share, the closing bid price of the Company's Class A Common Stock listed on the NASDAQ Capital Market on December 8, 2006.

The Options granted are not "Incentive Stock Options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended. The issuance of such non-qualified options pursuant to this Plan is not expected to be a taxable event for recipient until such time that the recipient elects to exercise the option whereupon the recipient is expected to recognize income to the extent the market price of the shares exceeds the exercise price of the option on the date of exercise.

The Plan is administered by the Compensation/Administration Committee, which shall consist of up to three (3) individuals appointed by the Board from among its members, at least two (2) of which are non-employee Directors. The Plan may issue Options to acquire up to 1,000,000 shares to Directors and Executive Officers. The Company will not receive any consideration for the grant of options under the Plan and approximate market value of the shares to be reserved for the plan is $1,440,000 based upon the average ten trading day closing price for the Company's common stock for the period ending December 8, 2006. The vesting and exercise price for Options shall be set by the Compensation/Administration Committee but shall not be for less than the fair market value of the shares on the date the Option is granted. Fair market value shall mean the closing price at which the Stock is listed in the NASDAQ quotation system ending on the day an Option is granted. The period in which Options can be exercised shall be set by the Compensation/Administration Committee not to exceed ten years from the date of Grant. Options are exercisable once vested. The Plan may be terminated, modified or amended by the Board of Directors upon the recommendation of the Compensation/Administration Committee. Provided, however, if the Plan has been submitted to and approved by the shareholders of the Company, no such action by the Board may be taken without approval of the majority of the shareholders of the Company which: (a) increases the total number of shares of Stock subject to the Plan; (b) changes the manner of determining the Option price; or (c) withdraws the administration of the Plan from the Committee. The aggregate number of shares within the Plan and the rights under outstanding Options granted hereunder, both as to the number of shares and Option price, will be adjusted accordingly in the event of a split or a reverse split in the outstanding shares of the Common Stock of the Company.

Proposal No. 4        APPROVAL OF WARRANTS ISSUED TO AFFILIATES OF THE COMPANY
                      TO PURCHASE CLASS A COMMON STOCK FROM THE COMPANY

Purpose of Proposal

The Company sold Units consisting of shares of the Company's Class A Common Stock or Series A Convertible Preferred Stock and Warrants to purchase additional shares of Class A Common Stock of the Company to The Anderson Family Trust of which Donald E. Anderson, Director of the Company, is a trustee and beneficial owner; Robert R. Kauffman, Chairman of the Board and Chief Executive Officer of the Company; and the Harold S. Carpenter Revocable Trust of which Harold S. Carpenter, Director of the Company, is a trustee and beneficial owner (the "Purchasers"), among others, during the period commencing April 26, 2006 through July 14, 2006. The Purchasers are affiliates as described in Rule 144 under the Securities Act of 1933, which includes any officer, director, or 10% or greater shareholder of the Company. Under the rules of NASDAQ, where the Company's Class A Common Stock is traded, certain issuances of securities to affiliates of the Company can only occur with the Company's shareholders' approval. Issuance of the Warrants issued to the affiliates requires such shareholder approval, and the Warrants are not exercisable by the Purchasers, either by agreement of the Purchasers or in accordance with the terms of the Warrants, until shareholder approval of issuance of the Warrants is obtained. This Proposal is requesting shareholder approval related to the transactions outlined below for a warrant to purchase 328,000 shares of Class A Common Stock at a purchase price of $1.62 per share and three warrants to purchase 72,000 shares of Class A Common Stock at a purchase price of $1.50 per share.

Background of Stock and Warrant Issuance

The following table indicates data concerning these sales and the relationship of each Purchaser to the Company resulting in their classification as an affiliate of the Company.

                                                                                 # of Shares     Warrant
                           Sale Date                         Unit     # of Units  Underlying     Exercise        Relationship
         Purchaser                      Unit Description     Price    Purchased     Warrant        Price

    Donald E. Anderson     4/26/2006     Common Stock and    $0.61     820,000     328,000         $1.62     10% Shareholder and
   Anderson Family Trust                   Warrant (1)                                                             Director

    Robert R. Kauffman     7/14/2006     Preferred Stock     $1.71      60,000      72,000         $1.50     Director and Officer
                                         and Warrant (2)

    Donald E. Anderson     7/14/2006     Preferred Stock     $1.71      60,000      72,000         $1.50     10% Shareholder and
   Anderson Family Trust                 and Warrant (2)                                                           Director

    Harold S. Carpenter
    Harold S. Carpenter                  Preferred Stock
      Revocable Trust      7/14/2006     and Warrant (2)     $1.71      60,000      72,000         $1.50           Director


(1) Each Unit consisted of two-fifths of one share of Class A Common Stock of the Company and a Warrant to purchase two-fifths of one share of Class A Common Stock of the Company for a total purchase price of $500,200. The Warrant to purchase 328,000 (two-fifths of 820,000) shares of Class A Common Stock is exercisable for a period of ten years following issuance at an exercise price of $1.62 per share. A copy of the Stock and Warrant Purchase Agreement and the Warrant issued in connection with this transaction were filed as exhibits to the Company's Form 8-K filed with the SEC on May 4, 2006.

(2) Each Unit consisted of one share of the Company's Series A Preferred Stock and a Warrant to purchase 1.2 shares of Class A Common Stock of the Company for a total purchase price of $307,800. The Series A Preferred Stock is convertible into the Company's Class A Common Stock at a ratio of 1.2 shares of Common Stock for each share of Series A Preferred Stock. The Warrant to purchase 72,000 (1.2 times 60,000) shares of Class A Common Stock is exercisable for a period of five years following approval by the Company's shareholders at an exercise price of $1.50 per share. A copy of the Stock and Warrant Purchase Agreement and the Warrant issued in connection with this transaction were filed as exhibits to the Company's Form 8-K filed with the SEC on July 17, 2006.

Issuance of Warrants in addition to stock as an investment unit is a common practice of companies similar to Alanco. It allows companies to entice investors to acquire shares directly from the company rather than in the market, thereby providing needed capital for the Company. The terms of the purchases of Units purchased by the affiliates of the Company were the same as Units purchased by non-affiliates. If the Warrants are not approved by the shareholders, they will not be exercisable by the affiliates. The directors believe that such result would significantly impair the Company's ability to raise future monies from affiliates of the Company, upon whom the Company has relied heavily for needed capital in the past.

Recommendation of the Alanco Board of Directors

The Alanco Board of Directors has determined that issuance of the Warrants to the affiliates was in the best interests of Alanco and its shareholders and thereby unanimously recommends that you vote in favor of the proposal to approve the issuance of the Warrants to the affiliates.

Proposal No. 5        APPROVAL  OF  ISSUANCE  OF CLASS A COMMON  STOCK AS
                      PAYMENT IN LIEU OF CASH  RELATED TO  OBLIGATIONS  INCURRED
                      IN CONNECTION WITH THE COMPANY'S ACQUISITION OF STARTRAK
                      SYSTEMS, LLC

Purpose of Proposal

Effective June 30, 2006, the Company acquired StarTrak Systems, LLC, a Delaware limited liability company ("StarTrak"), located in Morris Plains, New Jersey. The transaction was structured as a merger between a newly formed subsidiary of the Company and StarTrak resulting in the Company owning all of the post-transaction membership interests in StarTrak, and the previous StarTrak members ("Sellers") receiving shares of the Company's Class A Common Stock and the right to receive, if approved by the Company's shareholders, additional shares of the Company's Class A Common Stock. If shareholder approval is not obtained, the Company is obligated to make a cash payment valued at the market price of the Class A Common shares that were to be issued. This proposal is not approval of the StarTrak acquisition, which has been completed; rather it is the shareholder approval required for the Company to issue shares of Class A Common Stock in lieu of cash for payment of future obligations.

ALTHOUGH THE STARTRAK ACQUISITION HAS OCCURRED, AND THIS VOTE WILL NOT APPROVE OR DISAPPROVE OF THAT TRANSACTION, YOU HAVE THE RIGHT TO VOTE CONCERNING WHETHER THE FUTURE CONSIDERATION TO BE PAID TO THE SELLERS WILL BE IN THE FORM OF CASH OR SHARES OF ALANCO'S CLASS A COMMON STOCK IN LIEU OF CASH. BY VOTING IN FAVOR OF PAYING FOR THE ACQUISITION IN STOCK, CERTAIN DILUTION EFFECTS WILL OCCUR AS SET FORTH BELOW. HOWEVER, IF THE ADDITIONAL CONSIDERATION IS TO BE CASH, THE COMPANY WILL HAVE TO RAISE SUCH CASH FROM LENDERS OR OTHER EQUITY ISSUANCES, WHICH COULD ALSO HAVE DILUTION EFFECTS. THERE CAN BE NO ASSURANCE THAT SUCH CASH WOULD BE AVAILABLE TO THE COMPANY.

Dilutive Effect of Transaction on Alanco Shareholders. Under the terms of the transaction, 2,000,000 shares of Alanco Class A Common Stock were issued upon the closing, and 3,280,000 shares of Alanco Class A Common Stock will be issued upon approval of the Alanco shareholders immediately following the Annual Shareholders Meeting. In addition, an undetermined number of shares of Alanco Class A Common Stock may be issued as an "earn-out" payment based upon the gross profit of StarTrak and the market value of said shares in the future as described below (see Terms of the Transaction below). Issuance of these Class A common shares may cause a dilutive effect on the value of your investment in Alanco stock.

Terms of the Transaction

Effective June 30, 2006, Alanco acquired StarTrak, which is organized as a Delaware limited liability company. The transaction was structured as a merger between a newly formed subsidiary of Alanco and StarTrak resulting in Alanco owning all of the post-transaction membership interests in StarTrak, and the Sellers receiving shares of the Company's Class A Common Stock and the right to receive in the future either cash or additional shares of the Company's Class A Common Stock.

The future consideration to be paid to the Sellers for their membership interests includes a fixed payment due following Alanco's 2006 Annual Shareholders Meeting, but not later than January 31, 2007, and potential "earn-out" payments based upon the gross profit of the StarTrak business for fiscal years ending June 30, 2007 and June 30, 2008. The fixed payment due by January 31, 2007 totals either (i) 3,280,000 shares of the Company's Class A Common Stock, or (ii) if Alanco's shareholders do not approve the issuance of said shares, then the value of such shares with the value of each share for such purpose equal to the average NASDAQ closing market price for Alanco Class A Common Stock for the five (5) trading days immediately preceding the date of Alanco's Annual Shareholders Meeting. As of December 8, 2006, based upon the average NASDAQ closing market price for Alanco Class A Common Stock for the last five (5) trading days, the amount of cash to be paid to the Sellers, in lieu of Alanco common stock, would be $4,756,000.

In addition to the fixed payment due by January 31, 2007, the Sellers have the right to receive two earn-out payments based upon the gross profits of the StarTrak business for fiscal years ending June 30, 2007 and June 30, 2008. In particular, the first earn-out payment shall be equal to twice the gross profit of StarTrak in excess of $6,000,000 for the twelve months ended June 30, 2007, but not more than the sum of $4,000,000 (the "2007 Earn-Out Payment"). Provided the Alanco shareholders have approved the issuance of the additional shares, the 2007 Earn-Out Payment shall be paid in the form of Alanco Common Stock valued for such purpose at the average NASDAQ closing market price for the twenty (20) trading days immediately following the filing with the Securities Exchange Commission of Alanco's form 10-KSB for such 2007 fiscal year. In the event that the Alanco shareholders have not approved the issuance of such additional shares, the 2007 Earn-Out Payment shall be paid in cash. The 2007 Earn-Out Payment shall be paid by Alanco in the form required on or before December 31, 2007.

The second earn-out payment shall be equal to twice the gross profit of StarTrak in excess of the greater of (i) $8,000,000 or (ii) the gross profit of StarTrak for the twelve months ended June 30, 2008, but not more than the sum of $4,000,000 (the "2008 Earn-Out Payment"). Provided the Alanco shareholders have approved the issuance of the additional shares, the 2008 Earn-Out Payment shall be paid in the form of Alanco Common Stock valued for such purpose at the average NASDAQ closing market price for the twenty (20) trading days immediately following the filing with the Securities Exchange Commission of Alanco's form 10-KSB for such 2008 fiscal year. In the event that the Alanco shareholders have not approved the issuance of such additional shares, the 2008 Earn-Out Payment shall be paid in cash. The 2008 Earn-Out Payment shall be paid by Alanco in the form required on or before December 31, 2008.

In addition to the consideration paid or to be paid to the Sellers, a commission is payable to Cronus Partners, LLC, the investment banking firm involved in the transaction as follows: (i) 61,406 shares of Alanco common stock issued at closing, (ii) $150,000 paid at closing, (iii) $150,000 paid on August 31, 2006, and (iv) $107,000 due seven days following Alanco's 2006 Annual Shareholders Meeting, payable in cash, or at Alanco's option, in shares of Alanco common stock with each share valued for such purpose at the average NASDAQ closing market price for Alanco common stock for the five (5) trading days immediately preceding the issuance date of such stock.

Background of the Acquisition

The Company was contacted in June 2005 via a mailing by Cronus Partners, LLC ("Cronus"), an investment banker located in Norwalk, Connecticut, relative to a prospective investment in its client company, StarTrak Systems, LLC ("StarTrak"). Cronus was previously unknown to the Company and was StarTrak's advisor relative to any potential transaction. A Confidential Disclosure Agreement between the Company and StarTrak Systems was executed on July 5, 2005 and preliminary discussions commenced with exchange of business information by both parties.

The Company and StarTrak principals primarily involved in the transaction discussions and negotiations were Robert Kauffman, Director and CEO, and John Carlson, Director and CFO, for the Company, and Tim Slifkin, CEO, and Tom Robinson, EVP, for StarTrak.

The initial personal meeting between the parties occurred on July 26, 2005 with Mr. Kauffman's visit to StarTrak's Morris Plains, New Jersey, headquarters and meeting with Messrs. Slifkin and Robinson. Subsequently, StarTrak's Messrs. Slifkin and Robinson visited Alanco corporate headquarters on August 2 and 3, 2005, and met with Robert Kauffman and John Carlson, as well as Steve Oman, Director and Corporate Counsel, Greg Oester, President of Alanco/TSI PRISM, Inc. ("TSI"), a wholly owned subsidiary of the Company, Safa Matin, TSI Manager of Engineering, and Donald Anderson, Alanco Director. A preliminary proposal whereby Alanco would acquire StarTrak Systems, LLC was presented to Messrs. Slifkin and Robinson by Mr. Kauffman, Alanco CEO. The preliminary proposal was discussed in detail; and based upon the expressed interest at the August 3rd meeting, both parties agreed to explore a possible acquisition transaction. The Company's CFO, Mr. Carlson, initiated preliminary due diligence activities with a visit to StarTrak's Morris Plains offices on August 15 and 16, 2005, when he again met with Messrs. Slifkin and Robinson, as well as Mike Solomon, CFO, and other operations managers of StarTrak. The Alanco Board of Directors, at its regularly scheduled meeting on October 17, 2005, reviewed and approved in concept Management's preliminary plan to acquire StarTrak Systems, LLC.

During the period from November, 2005, to February, 2006, minimal discussions occurred between the parties pending final resolution of internal StarTrak partnership issues and the completion of audited StarTrak financial statements for fiscal years ended December 31, 2004 and 2005, which was completed in March 2006 and was a requirement for any acquisition of StarTrak by Alanco.

In February, 2006, the Company contracted for a StarTrak marketing due diligence survey conducted by consultant Myron Anduri of Fairplay, Colorado. Mr. Anduri, a graduate of Colorado State University with a BA degree in business, is an independent marketing consultant with over 25 years of experience as a senior marketing executive. Mr. Anduri was selected due to his significant marketing credentials, his personal references, and Robert Kauffman's personal knowledge of his capabilities due to a business relationship that existed for several years prior to 1997. The due diligence survey consisted of Mr, Anduri traveling to the StarTrak offices in New Jersey to complete a review of hardware technology, wireless services, sales and marketing efforts and general operations. The survey concluded that: 1) StarTrak currently enjoyed a leadership position in the Reefer tracking and control market; 2) StarTrak technology appears sound; 3) Sales and marketing efforts need upgrading for StarTrak to continue growth; and 4) The key to StarTrak's success is the talent of the StarTrak employees and proper funding. The conclusions were summarized in a report dated April 7, 2006, which is available for inspection and copying at the Company's offices in Scottsdale, Arizona, during regular business hours by any interested equity security holder of the Company or representative who has been so designated in writing.

Transaction negotiations between the parties recommenced with a visit to the Company's Scottsdale headquarters by Messrs. Slifkin and Robinson on April 17, 2006, with meetings with Messrs. Kauffman, Carlson, Oman and Oester.

The final transaction negotiations, which resulted in mutual verbal agreement between the parties, occurred on May 17, 2006, at a meeting in the Courtyard Marriott Hotel, Newark, New Jersey, attended by the Company's Messrs. Kauffman and Carlson and StarTrak's Messrs. Slifkin and Robinson.

On June 16, 2006, the Company's Board of Directors unanimously approved a resolution to acquire 100% of StarTrak Systems, LLC in accordance with terms set forth in the Definitive Acquisition Agreement.

The Definitive Acquisition Agreement was executed by the parties on June 26, 2006, followed by the formal closing of the transaction effective June 30, 2006.

Regulatory Approvals. Alanco was not and is not aware of any pending legal proceeding relating to the acquisition. Alanco is not aware of any governmental license or regulatory permit that appears to be material to its business that might be adversely affected by Alanco's acquisition of StarTrak or of any approval or other action by any governmental, administrative or regulatory authority or agency, domestic or foreign, that is required for such acquisition.

Antitrust. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder by the Federal Trade Commission, certain acquisition transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the United States Department of Justice and the FTC and certain waiting requirements have been satisfied. Because the aggregate acquisition price of the transaction was under $50 million, the transaction was not subject to such requirements.

Accounting Treatment. The acquisition of assets will be accounted for using the purchase method of accounting in accordance with the provisions of SFAS 141, Business Combinations, which requires the allocation of the purchase price to the fair value of the assets acquired and the liabilities assumed by balance sheet classifications. Subsequent to the transaction the Company engaged the services of an independent consultant to allocate value to various asset classifications related to FASB 141.

Independent Appraisals and/or Opinions. Independent opinions and/or appraisals have not been obtained by Alanco due to StarTrak's stage of development and the fact that a significant portion of the acquisition consideration is contingent on StarTrak achieving certain minimum gross profit results within fiscal years 2007 and 2008, which regulates the potential shares of Alanco common stock that may be issued under the Acquisition Agreement.

Interests of Certain Persons in the Acquisition, Possible Conflicts of Interest. Alanco is not aware of any possible conflicts of interest of any of its officers or directors with respect to the acquisition transaction.

Information about StarTrak

General scope of business

StarTrak, based in Morris Plains, New Jersey, is a leading provider of GPS tracking and wireless asset management services to the transportation industry and the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace. StarTrak products increase efficiency and reduce costs of the refrigerated supply chain through the wireless monitoring and control of critical Reefer data, including GPS location, cargo temperatures and Reefer fuel levels. StarTrak offers complete integrated solutions for tracking, monitoring and controlling refrigerated trailers, trucks, railcars, and containers.

The company's focus is on delivering advanced monitoring and control solutions to the mobile refrigeration market, taking advantage of its unique interactive tracking and control hardware and software and its relationship with two U. S. producers of mobile refrigeration units who dominate that market. The company's integrated product and service package provides measurable return on investment benefits to its customers through improved equipment utilization, less freight spoilage and better reporting of shipping conditions being required by regulatory authorities as well as customers. Today, StarTrak enjoys the largest market share of wireless monitoring and control equipment in the North American mobile refrigeration markets.

                        STARTRAK REEFER PRODUCTS/SERVICES

StarTrak's hardware is attached to the asset to which it is to track, monitor and control. The device is designed by StarTrak for the specific application and includes the Company's proprietary software. The hardware has an expected service life of approximately four years. Units are typically installed by reefer dealers and maintained at their repair facilities. The StarTrak hardware includes a GPS locator, processors, memory, interfaces to various reefer unit sensors (including temperature, fuel levels, battery load, etc.) power systems and one or several communicators. The unit provides frequent readings of various sensors, evaluates conditions, sends appropriate event notifications and receives commands over a wireless link.

StarTrak's ReeferTrak hardware and firmware is connected directly into the electronic control system of the reefer unit and collects sensory data from the microprocessor and executes commands through the microprocessor interfaces, making it the only solution that is able to both monitor and to control a reefer remotely. With this connection, StarTrak devices are able to remotely deliver information such as a discrete ID number, the reefer's location, current operational status, readings from discrete sensors such as temperature set point, actual temperature, fuel level, battery voltage, engine hours, dwell time at location and reefer state (on, off or standby). StarTrak's solution can be retrofitted to reefer units up to ten years of age.

At its data center, StarTrak processes the signals received with its proprietary software and integrates it with information systems of the client, such as shipper bill of lading, asset location, specific carrier or logistics company information systems and transmits to the customer. The customer can view its information in the format and protocol that fits its normal operational requirements.

The complete StarTrak hardware, software and network solution consists of approximately 30 design elements. StarTrak's intellectual property is protected through its knowledge and integration of the entire business process and its exclusive business and technical arrangements with two U.S. producers of mobile refrigeration units. StarTrak also has some proprietary components protected by U.S. patents.

                                THE REEFER MARKET

StarTrak interactive tracking capability can be used on multiple asset types. However, because of its relationship with two North American reefer manufacturers, StarTrak is focusing its technology solutions on the refrigerated transportation industry. These reefers are managed by an on-board electronics control system equipped with sensors and control systems that extend inside the storage space of the trailer, container or rail car. A microprocessor in the reefer unit controls and manages the temperature of the freight by interfacing with numerous sensors, generates alarms and stores relevant data. Typically, a reefer unit is managed "locally" by a driver or yard worker who is physically present to manipulate the electronic controls manually.

We estimate that there are approximately 450,000 reefer units in service in North America. StarTrak capabilities can be retrofitted to almost any unit in service.

Recommendation of the Alanco Board of Directors

The Alanco Board of Directors has determined that it is in the best interests of Alanco and its shareholders that payment of all additional consideration to be paid to the Sellers should be paid in the form of the Company's Class A Common Stock rather than in cash and unanimously recommends that you vote in favor of the proposal to approve the issuance of the Class A Common Stock to the Sellers.

                SELECTED FINANCIAL DATA AND PRO FORMA INFORMATION

Selected Historical Financial Data. The unaudited Alanco financial statements for the quarter ended September 30, 2006 were filed timely with the SEC on Form 10-QSB. The audited financial statements of Alanco for the fiscal years ended June 30, 2006 and 2005 were filed timely on Form 10-KSB. Form 10-QSB for the period ended September 30, 2006 (provided in this proxy statement as Appendix C), and Form 10-KSB for the year ended June 30, 2006 are incorporated by reference in this Proxy Statement.

The audited consolidated balance sheets of StarTrak Systems, LLC and Subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, members' deficit and cash flows for the years then ended (attached to this proxy statement as Appendix A) and the unaudited interim financial statements for the period ended March 31, 2006 (attached to this proxy statement as Appendix B) are provided to assist you in your analysis of the financial aspects of StarTrak.

Selected Pro Forma Financial Data. The unaudited condensed pro forma Balance Sheet as of March 31, 2006 and the condensed pro forma combining Statement of Operations for StarTrak and Alanco for the twelve months ended June 30, 2005 and the nine months ended March 31, 2006, are presented below.

                    Alanco Technologies, Inc. and Subsidiaries
           Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
                                March 31, 2006

Pro Forma Consolidated Unaudited Financial Information:

The following represents a pro forma condensed consolidated balance sheet as of March 31, 2006, assuming the Company's acquisition of StarTrak Systems, LLC was consumated as of that date.
                                        --------------(Dollars in Thousands)----------------
                                          Alanco       StarTrak    Pro Forma     Pro Forma
                                        Technologies   Systems    Adjustments   Consolidated
                                            Inc.          LLC                     Amounts
ASSETS
Current Assets:
    Cash                                  $      197  $       49  $              $       246
    Accounts Receivable, Net                     925       1,011                       1,936
    Notes receivable                              30           0                          30
    Inventory                                  2,253         794                       3,047
    Other Current Assets                         545          89                         634
       Total Current Assets                    3,950       1,943                       5,893

Property and Equipment, net                      196          47                         243

Goodwill                                       5,356                13,700 (1)        19,056
Intangible Assets, Net                           395                 1,600 (2)         1,995
Other Assets, Net                                 97           6                         103

                                        -----------------------------------------------------
                                          $    9,994  $    1,996  $  15,300      $    27,290
                                        =====================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
    Notes payable - current portion       $       89  $      555  $     257 (1)  $       901
    Due to Members                                           838                         838
    Accounts Payable & Accrued Expense         1,494       2,928        168 (1)        4,590
    Deferred Revenue & Customer Advances          47       1,243                       1,290
    Billing in exess of Costs and
       Est. Earnings                              32                                      32
                                        -----------------------------------------------------
       Total Current Liabilities               1,662       5,564        425            7,651

Notes Payable, Long-term - Net                 1,314       2,000                       3,314
Preferred Stock - Series B                       719                                     719
Shareholders Equity                            6,299      (5,568)     9,307 (1)       15,606
                                                                      5,568 (1)
                                        -----------------------------------------------------
Total Liabilities & Shareholders' Equity  $    9,994  $    1,996  $  15,300      $    27,290
                                        =====================================================

(1) Pro forma adjustments to reflect the purchase of StarTrak Systems,LLC ("StarTrak") for the assumption of $5,568 million in liabilities over assets and the issuance of 13.2 million of Alanco Class A Common Shares to the owners valued at $9.2 million. Costs associated with the acquisition amounted to approximately $532,000, resulting in a short term note payable of $257,000, accounts payable of $168,000 and the issuance of approximately 153,500 common shares valued at $107,000.

(2) The amount allocated to other intangible assets represents management's estimate of the value of other intangible assets, including patents, trademarks, software, etc. The Company has engaged an independent consultant to appraise StarTrak's assets and propose an allocation of the purchase price. The results of the appraisal will be used to record the acquisition effective June 30, 2006.

                            ALANCO TECHNOLOGIES, INC AND SUBSIDIARIES
                PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
                                For the Year ended June 30, 2005

The following represents an unaudited pro forma condensed consolidated statement of operations for the year ended June 30, 2005, assuming the Company's acquisition of StarTrak Systems LLC was consumated on July 1, 2004.

-                                                 --------------(Dollars in Thousands)--------------
                                                      Alanco     StarTrak  Pro Forma     Pro Forma
                                                   Technologies, Systems   Adjustments  Consolidated
                                                       Inc.        LLC                    Amounts
                                                  -------------------------------------------------

Sales                                                $7,184        $6,404                  $13,588
                                                  -------------------------------------------------

Cost of Sales                                         4,676         4,645                    9,321
Selling, General and Administrative Expense           6,371         5,815                   12,186
Amortization of Intangibles - Startrak                                           220 (2)       220
                                                  -------------------------------------------------
                                                     11,047        10,460        220        21,727
                                                  -------------------------------------------------
    Operating Loss                                   (3,863)       (4,056)                  (8,139)
Interest Expense, net                                   (35)         (272)       (53) (1)     (360)
Other Income                                            107           200                      307
                                                  -------------------------------------------------
     Loss From Operations                            (3,791)       (4,128)       (53) (1)   (8,192)
Preferred Stock Dividends - paid in kind               (521)            0                     (521)
                                                  -------------------------------------------------
     Net Loss Attributable to Common Stockholders   ($4,312)      ($4,128)     ($273)      ($8,713)
                                                  =================================================

Net Loss Per Share - Basic and Diluted               ($0.17)                                ($0.23)
                                                  ==========                           ============

Weighted Average Common Shares
      Outstanding - shares in thousands              25,356                    13,353 (1)   38,709
                                                  =================================================

 (1) Additional interest expense and common shares related to acquisition

 (2) To record management's estimate of amortization expense-related purchase price allocation.

                            ALANCO TECHNOLOGIES, INC AND SUBSIDIARIES
                PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
                                For the Nine Months ended March 31, 2006

The following represents an unaudited pro forma condensed consolidated statement of operations for the nine months ended March 31, 2006, assuming the Company's acquisition of StarTrak Systems LLC was consumated on July 1, 2005.
                                                  --------------(Dollars in Thousands)--------------
                                                      Alanco     StarTrak  Pro Forma     Pro Forma
                                                   Technologies, Systems   Adjustments  Consolidated
                                                       Inc.        LLC                    Amounts
                                                  -------------------------------------------------

Sales                                                $4,693      $5,764                     $10,457
                                                  -------------------------------------------------

Cost of Sales                                         3,085       4,035                      7,120
Selling, General and Administrative Expense           4,717       4,417                      9,134
Amortization of Intangibles - StarTrak                                            165 (2)      165
                                                  -------------------------------------------------
                                                      7,802       8,452           165        16,419
                                                  -------------------------------------------------
    Operating Loss                                   (3,109)     (2,688)                    (5,962)
Interest Expense, net                                   (66)       (282)         (40) (1)     (388)
Other Income                                             77         143                         220
                                                  -------------------------------------------------
     Loss From Operations                            (3,098)     (2,827)         (40)       (6,130)
Preferred Stock Dividends - paid in kind               (565)          0                       (565)
                                                  -------------------------------------------------
     Net Loss Attributable to Common Stockholders   ($3,663)    ($2,827)       ($205)      ($6,695)
                                                  =================================================

Net Loss Per Share - Basic and Diluted               ($0.13)                                ($0.16)
                                                  ==========                              =========

Weighted Average Common Shares
      Outstanding - shares in thousands              28,352                    13,353 (1)    41,705
                                                  =================================================

 (1)  Additional interest expense and common shares related to acquisition

 (2) To record management's estimate of amortization expense-related purchase price allocation.

                               INDEPENDENT AUDITOR

Semple & Cooper, LLP, Phoenix, Arizona, was appointed as the Company's Independent Auditor for the fiscal years ended June 30, 2000, 2001, 2002, 2003, 2004, 2005, and 2006. The Company anticipates the appointment of Semple & Cooper, LLP to audit the Company's financial statements for the fiscal year ending June 30, 2007. A representative of Semple & Cooper, LLP is expected to attend the Shareholders' Meeting and will have an opportunity to make a statement if the representative desires to do so and is expected to be available to respond to appropriate questions.

                      INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This Proxy Statement incorporates by reference documents which are not presented in this Proxy Statement or delivered to you with it. The information incorporated by reference is an important part of this Proxy Statement. We incorporate by reference the documents listed below and amendments to them. These documents and their amendments were previously filed with the SEC.

The following documents filed by us with the SEC are incorporated by reference in this Proxy Statement:

1. Our Form 10-KSB/A filed with the SEC on December 20, 2006.
2. Our Form 10-QSB/A filed with the SEC on December 20, 2006.

                        REQUEST FOR COPY OF FORM 10-KSB/A

Shareholders may receive a copy of the Form 10-KSB/A without charge via e-mail request to alanco@alanco.com, by calling the Company at 480-607-1010, Ext. 857, or by writing to the Company to the attention of the Company's Corporate Secretary at 15575 North 83rd Way, Suite 3, Scottsdale, Arizona 85260.

        SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE NEXT ANNUAL MEETING;
                     DISCRETIONARY AUTHORITY; OTHER BUSINESS

Any shareholder who intends to present a proposal at the annual meeting of shareholders for the year ending June 30, 2007, and have it included in the Company's proxy materials for that meeting generally must deliver the proposal to us for our consideration not less than 120 calendar days in advance of the date of the Company's proxy statement released to security holders in connection with the previous year's annual meeting of security holders and must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. In accordance with the above rule, the applicable proposal submission deadline for the 2007 annual meeting of shareholders would be September 4, 2007.

Pursuant to Rule 14a-4 under the Securities Exchange Act of 1934, as amended, the Company intends to retain discretionary authority to vote proxies with respect to shareholder proposals properly presented at the Meeting, except in circumstances where (i) the Company receives notice of the proposed matter a reasonable time before the Company begins to mail its proxy materials (including this proxy statement), and (ii) the proponent complies with the other requirements set forth in Rule 14a-4.

The Board of Directors is not aware of any other business to be considered or acted upon at the Meeting other than that for which notice is provided, but in the event other business is properly presented at the Meeting, requiring a vote of shareholders, the proxy will be voted in accordance with the judgment on such matters of the person or persons acting as proxy (except as described in the preceding paragraph). If any matter not appropriate for action at the Meeting should be presented, the holders of the proxies shall vote against the consideration thereof or action thereon.

                                  ADELE L. MACKINTOSH
                                  SECRETARY
Scottsdale, Arizona
December 14, 2006

Proxy Solicited by the Board of Directors of Alanco Technologies, Inc.

The undersigned hereby appoints Robert R. Kauffman and John A. Carlson, or any one of them, with full power of substitution, as attorneys-in-fact and proxies to represent the undersigned at the Annual Meeting of Shareholders of Alanco Technologies, Inc. to be held at 15575 N. 83rd Way, Scottsdale, Arizona, at 10:00 a.m. Mountain Standard Time, on January 30, 2007, and at any and all adjournments thereof, to vote in the name and place of the undersigned with all the power which the undersigned would possess if personally present, all of the stock of Alanco Technologies, Inc. standing in the name of the undersigned, upon such business as may properly come before the meeting, including the following as set forth hereon.

A SHAREHOLDER MAY USE CUMULATIVE VOTING FOR THE NOMINEES OF THAT PROPOSAL BY VOTING THE NUMBER OF THE SHARES HELD TIMES THE NUMBER OF DIRECTORS BEING ELECTED ON A SINGLE OR GROUP OF CANDIDATES. SHAREHOLDERS MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE(S) BY DRAWING A LINE THROUGH THE NOMINEE'S NAME(S). FOR EXAMPLE, A SHAREHOLDER WITH 1,000 SHARES MAY CAST A TOTAL OF 7,000 VOTES (# OF SHARES X 7 DIRECTORS) FOR ALL, ONE, OR A SELECT NUMBER OF CANDIDATES.

PROPOSAL NO. 1        ELECTION TO THE BOARD OF DIRECTORS

  FOR Management nominees listed below equally among all the nominees OR VOTED AS FOLLOWS:

Harold S. Carpenter       Shares  James T. Hecker         Shares  Timothy P. Slifkin       Shares
                    ------                          ------                           ------
Robert R. Kauffman        Shares  Thomas C. LaVoy         Shares
                    ------                          ------
John A. Carlson           Shares  Donald E. Anderson      Shares
                    ------                          ------
  WITHHOLD AUTHORITY to vote for all nominees listed above.

PROPOSAL NO. 2      APPROVAL OF THE ALANCO 2006 STOCK OPTION PLAN.
--------------
                       FOR             AGAINST           ABSTAIN
                    ---             ---               ---
PROPOSAL NO. 3      APPROVAL OF THE ALANCO 2006 DIRECTORS AND OFFICERS STOCK
--------------      OPTION PLAN.
                       FOR             AGAINST           ABSTAIN
                    ---             ---               ---
PROPOSAL NO. 4      APPROVAL OF WARRANTS ISSUED TO AFFILIATES OF THE COMPANY TO
--------------      PURCHASE CLASS A COMMON STOCK FROM THE COMPANY.
                       FOR             AGAINST           ABSTAIN
                    ---             ---               ---
PROPOSAL NO. 5      APPROVAL  OF  ISSUANCE  OF CLASS A COMMON  STOCK AS PAYMENT
--------------      IN LIEU OF CASH  RELATED TO  OBLIGATIONS  INCURRED IN
                    CONNECTION WITH THE COMPANY'S ACQUISITION OF STARTRAK
                    SYSTEMS, LLC.
                       FOR             AGAINST           ABSTAIN
                    ---             ---               ---
SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. IF THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE, MANAGEMENT INTENDS TO VOTE FOR ALL PROPOSALS LISTED. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE SHAREHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith.


Dated,                  200
      ------------------   --


-----------------------------------       ------------------------------------

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALANCO. PLEASE SIGN AND RETURN THIS PROXY TO ALANCO TECHNOLOGIES, INC., C/O COMPUTERSHARE TRUST COMPANY, INC., 350 INDIANA STREET, SUITE 800, GOLDEN, CO 80401. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                    APPENDIX A




                     STARTRAK SYSTEMS, LLC AND SUBSIDIARIES

                        CONSOLIDATED FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                           DECEMBER 31, 2005 AND 2004

CONTENTS                                                             PAGE







Independent Auditors' Report                                          1


Consolidated Financial Statements

     Consolidated balance sheets                                      2

     Consolidated statements of operations and members' deficit       3

     Consolidated statements of cash flows                          4-5

     Notes to consolidated financial statements                    6-15


Supplementary Information

     Consolidated schedules of selling, general and
         administrative expenses                                     16

     Consolidated supplementary financial data                       17


INDEPENDENT AUDITORS' REPORT


To the Members of
StarTrak Systems, LLC


We have audited the accompanying consolidated balance sheets of StarTrak Systems, LLC and Subsidiaries (the "Company") as of December 31, 2005 and 2004, and the related consolidated statements of operations, members' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of StarTrak Systems, LLC and Subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of expressing an opinion on the basic financial statements taken as a whole. The supplementary information listed in the accompanying table of contents is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has a significant accumulated deficit and working capital deficit, and has incurred a significant net loss from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                       /s/ Rothstein, Kass & Company, P.C.


Roseland, New Jersey
March 16, 2006

STARTRAK SYSTEMS, LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
December 31,                                             2005          2004
--------------------------------------------------------------------------------

ASSETS

Current assets
Cash and cash equivalents                             $    79,562  $    203,557
Accounts receivable, less allowance for doubtful
  accounts of approximately $30,000 and $184,000
  in 2005 and 2004, respectively                          935,640       659,949
Inventories                                               731,583       725,888
Prepaid expenses and other current assets                  50,326        87,817
                                                      --------------------------

Total current assets                                    1,797,111     1,677,211

Computer equipment, net of accumulated depreciation
  of approximately $43,000 and $14,000 in 2005 and
  2004, respectively                                       44,505        27,147

Security deposits                                           6,408         6,408
                                                      --------------------------

                                                      $ 1,848,024  $  1,710,766
                                                      ==========================
LIABILITIES AND MEMBERS' DEFICIT

Current liabilities
Notes payable, current portion                        $   534,588  $    801,088
Customer advances                                       1,255,270
Accounts payable                                        1,620,184     1,299,112
Accrued expenses                                          450,000       118,000
Accrued warranty                                          515,001       191,872
Other current liabilities                                  19,372       188,077
                                                      --------------------------

Total current liabilities                               4,394,415     2,598,149
                                                      --------------------------

Long-term liabilities
Notes payable, net of current portion                   5,000,000     4,250,000
Accrued interest payable                                  437,815       114,568
Due to members                                            569,666       113,000
                                                      --------------------------

                                                        6,007,481     4,477,568
                                                      --------------------------

Members' deficit                                       (8,553,872)   (5,364,951)
                                                      --------------------------


Total liabilities and members' deficit                $ 1,848,024   $ 1,710,766
                                                      ==========================

See accompanying notes to consolidated financial statement

STARTRAK SYSTEMS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT

Years Ended December 31,                                 2005          2004
--------------------------------------------------------------------------------


Net sales                                             $ 6,327,980   $ 4,819,420

Cost of sales                                           4,037,413     3,811,696
                                                      --------------------------

Gross profit                                            2,290,567     1,007,724
                                                      --------------------------

Expenses
   Selling, general and administrative expenses         5,315,858     3,800,159
   Depreciation expense                                    29,039        13,573
                                                      --------------------------

                                                        5,344,897     3,813,732
                                                      --------------------------

Loss from operations                                   (3,054,330)   (2,806,008)
                                                      --------------------------

Other income (expense)
Interest expense                                         (344,576)     (148,018)
Forgiveness of debt income                                200,000
Interest income                                             9,985
                                                      --------------------------

                                                         (134,591)     (148,018)
                                                      --------------------------

Net loss                                               (3,188,921)   (2,954,026)

Members' deficit, beginning of year                    (5,364,951)   (2,322,503)

Excess of purchase price over departing member's
  equity                                                                (88,422)
                                                      --------------------------

Members' deficit, end of year                         $(8,553,872)  $(5,364,951)
                                                      ==========================

See accompanying notes to consolidated financial statement

STARTRAK SYSTEMS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,                                 2005          2004
--------------------------------------------------------------------------------

Cash flows from operating activities
Net loss                                              $(3,188,921)  $(2,954,026)
Adjustments to reconcile net loss to net cash
 used in operating activities:
Depreciation                                               29,039        13,573
Provision for doubtful accounts                            58,998       120,313
Provision for accrued warranty                            714,139       395,000
Forgiveness of debt income                               (255,000)
Changes in operating assets and liabilities
Accounts receivable                                      (334,689)     (489,482)
Inventories                                                (5,695)     (526,211)
Prepaid expenses and other current assets                  37,491       (94,225)
Accrued interest payable                                  328,218       130,196
Customer advances                                       1,255,270
Members' salary accrual                                   126,666       130,000
Accounts payable                                          506,072       629,523
Accrued expenses                                          332,000      (480,370)
Accrued warranty                                         (391,010)     (248,190)
Other current liabilities                                (168,705)      188,077
                                                      --------------------------

Net cash used in operating activities                    (956,127)   (3,185,822)
                                                      --------------------------

Net cash flows used in investing activities
Purchases of computer equipment                           (46,397)      (40,720)
                                                      --------------------------

Cash flows from financing activities
Proceeds from issuance of promissory notes
  (see Note 9)                                            750,000     3,900,000
Principal payments on notes payable                      (271,471)     (434,962)
Advances from (repayments to) members                     400,000      (185,000)
                                                      --------------------------

Net cash provided by financing activities                 878,529     3,280,038
                                                      --------------------------

Net increase (decrease) in cash and cash
  equivalents                                            (123,995)       53,496

Cash and cash equivalents, beginning of year              203,557       150,061
                                                      --------------------------

Cash and cash equivalents, end of year                $    79,562   $   203,557
                                                      ==========================

See accompanying notes to consolidated financial statement

STARTRAK SYSTEMS, LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
Years Ended December 31,                                 2005          2004
--------------------------------------------------------------------------------

Supplementary disclosure of cash flow information,
cash paid during the year for interest                $    16,358   $    33,462
                                                      ==========================

Supplementary disclosure of non-cash investing and
financing activities
Promissory note issued as consideration for equity
  repurchase agreement (see Note 9)                   $     -       $   388,422
                                                      ==========================

Debt to members paid by third party in accordance
   with the September 30, 2004 post closing
   agreement (see Note 9)                             $   130,000   $     -
                                                      =========================

See accompanying notes to consolidated financial statement

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       Nature of operations

StarTrak Systems, LLC (the "Company"), a Delaware Limited Liability Company, was formed on March 26, 2001. The Company also conducts business under the name "StarTrak LLC".

The Company provides wireless subscription information services ("Subscription Services") and tracking and monitoring devices ("Monitoring Devices") to freight operators of refrigerated tractor trailers and rail cars and original equipment manufacturers ("OEM's") of refrigerated transport systems. The Monitoring Devices collect and transmit to the Company critical information, via satellite, cellular or radio frequency, regarding a tractor trailer's or rail car's location, operational status, and the status of other sensors such as fuel, door openings, and weight loads. The Company's Subscription Services process this information, combine it with the known freight shipment and logistical data, and delivers it to the client via several information technology applications allowing the client to monitor and track shipments, control temperature sensitive freight environments, remotely send commands to refrigeration systems, and troubleshoot problems.

The Company's Subscription Services are marketed as ReeferTrak(R) Commander, ReeferTrak(R) Sentry, ReeferTrak(R) Scout and GenTrak(TM) while the Monitoring Devices, which enable the Subscription Services are known as ReeferTrak(R) RT 3000, ReeferTrak(R) RT 2000, ReeferTrak(R) RT 4000, GenTrak(TM) RT 4000 and GenTrak(TM) RT 2000.

2.       Going concern

At December 31, 2005, the Company had a members' deficit of approximately $8.6 million and a working capital deficit of approximately $2.6 million For the years ended December 31, 2005 and 2004, the Company incurred net losses of approximately $3.2 million and $3.0 million, respectively, and net cash used in operations of $1.0 million and $3.2 million respectively. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

Management's plans primarily consist of (i) obtaining additional financing and/or capital and (ii) attaining profitable operations. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


3.       Summary of significant accounting policies

Principles of Consolidation

In December 2003, the Financial Accounting Standards Board ("FASB") issued revised FASB Interpretation 46, "Consolidation of Variable Interest Entities" ("FIN 46"). FIN 46 requires certain variable interest entities ("VIE") to be consolidated by the primary beneficiary of the entity if the equity investors in the entity do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties.

The Company is the primary beneficiary of StarTrak Wireless Technologies Private Limited ("StarTrak India") under FIN 46. StarTrak India is a private company registered on September 21, 2005 in the State of Tamil Nadu, India. StarTrak India was formed primarily to allow the Company to outsource certain programming functions. The Company consolidated the results of StarTrak India's operations, consisting of approximately $45,000 in operational expenses and no revenues. StarTrak India's assets and liabilities were not significant to the consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Principles of Consolidation (continued)

The consolidated financial statements include the accounts of the Company, a wholly-owned inactive subsidiary and StarTrak India. All intercompany transactions and balances have been eliminated in consolidation.

Cash Equivalents

The Company considers highly-liquid financial instruments purchased with a maturity of three months or less as cash equivalents.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. Accounts are written off as uncollectible at the discretion of management.

Fair Value of Financial Instruments

The fair values of the Company's assets and liabilities, which qualify as financial instruments under Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures About Fair Value of Financial Instruments", approximate the carrying amounts presented in the accompanying consolidated balance sheets.

Inventories

Inventories are stated at the lower of cost, determined by the First-In, First-Out ("FIFO") method, or market. Finished Goods consist of Monitoring Devices that are completed and parts available for shipment to customers. Parts consist of items that are necessary to construct Monitoring Devices and parts available for warranty purposes. The Company accounts for all unbilled work-in process as parts inventory.

Computer Equipment

Computer equipment is stated at cost less accumulated depreciation. The Company provides for depreciation using the straight-line method over the estimated useful lives of the assets of three years.

Revenue Recognition

In November 2002, the Emerging Issues Task Force ("EITF") issued EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables". This issue addresses the determination of whether an arrangement involving more than one deliverable contains more than one unit of accounting and how arrangement consideration should be measured and allocated to the separate units of accounting. EITF 00-21 does not require the deferral of revenue when all material deliverables are considered separate units of accounting.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Revenue Recognition (continued)

All of the material deliverables in the Company's sales arrangements meet the criteria for separate units of accounting as set forth in EITF 00-21. Accordingly, revenues for Monitoring Devices are recognized upon delivery to customers. Subscription Service revenues are recognized for "activated" Monitoring Devices, as delivered, on a monthly basis. Advances from customers are recognized as liabilities until the required products are delivered and services are performed as specified in individual customer contracts. Cost of sales includes all direct materials and other indirect costs related to the production of Monitoring devices and the delivery of the Subscription Service. Selling, general and administrative costs are charged to expense as incurred.

Product and Subscription Service Warranties

The Company sells Monitoring Devices and Subscription Services to customers with certain warranties including performance, repair, replacement and limited labor costs. Warranty accruals are based upon the Company's historical experience.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

4.  Risks and uncertainties

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalent accounts in financial institutions, which exceed Federal depository insurance coverage $100,000 limits. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Major Customers

For the year ended December 31, 2005, net sales to four customers equaled approximately $4,420,000 or 70% of total revenues. Accounts receivable from these customers was approximately $686,000 at December 31, 2005.

For the year ended December 31, 2004, net sales to two customers equaled approximately $2,208,000 or 46% of total revenues. Accounts receivable from these customers was approximately $383,000 at December 31, 2004.

Major Vendors

The Company relies upon three major suppliers to manufacture and provide critical parts for its Monitoring Devices. In addition, the Company relies on one major vendor to deliver its Subscription Services. The Company does not have long-term contracts with any of these vendors.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


5.  Inventories

Inventories consist of the following at December 31:

                                 2005          2004

Finished goods                $  249,851    $   95,250
Parts                            481,732       630,638
                              ------------------------
                              $  731,583    $  725,888
                              =========================

6.  Accrued warranty

The Company sells a majority of its products to customers together with repair and replacement warranties ranging from one year to five years. The accompanying consolidated financial statements include an accrual for estimated warranty claims, based on the Company's experience of the amount of such claims actually paid. The following is a reconciliation of the aggregate warranty liability as of December 31, 2005 and 2004:

                                 2005          2004

Beginning balance             $  191,872    $   45,062
Claims paid during the year     (391,010)     (248,190)
Additional warranty reserve      714,139       395,000
                              -------------------------
Ending balance                $  515,001    $  191,872
                              =========================

7.  Customer advances

On August 24, 2005, a customer entered into a GPS Software License and Hardware Purchase Agreement ("Purchase Agreement") under which the customer placed an order of 4,700 of the Company's GenTrak(TM) II units and also agreed to subscribe to web-based monitoring services for these units. Pursuant to the Purchase Agreement, the customer paid the Company an advance of approximately $1,162,000 related to a certain percentage of the sales price of the initial hardware order of 4,700 GenTrak(TM) II units plus advances on certain non-recurring engineering costs. The Company began shipping GenTrak(TM) II units under this Purchase Agreement in February 2006.

8.  Other current liabilities

As of December 31, 2004, other current liabilities primarily consisted of approximately $169,000 in overdue payables owed to a former vendor. In accordance with a settlement agreement signed in September 2005, the balance was reduced to $155,000 and the Company agreed to make a payment of $100,000, with the remainder to be paid on or before January 31, 2006. However, the vendor was unable to make delivery of certain parts in January 2006 and agreed to release the Company from payment of the $55,000, which was written off as of December 31, 2005.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.  Long-term debt

Long-term debt consists of the following at December 31:

                                 2005          2004

Notes payable-Tenix Holdings  $ 5,000,000   $ 4,250,000
Accrued interest payable          437,815       114,568
Due to TransCore                  361,167       536,167
Note payable-former member        173,421       264,921
                              -------------------------
                                5,972,403     5,165,656
Less:current maturities          (534,588)     (801,088)
                              --------------------------
                              $ 5,437,815   $ 4,364,568
                              ==========================

Aggregate future required principal and interest payments are as follows:

                                Amount

2006                          $   534,588
2007                            5,437,815
                              -----------
                              $ 5,972,403
                              ===========

Notes Payable-Tenix Holdings

Senior Promissory Notes

On September 30, 2004, the Company and its founders, Timothy Slifkin and Thomas Robinson (collectively, the "Founders") entered into a Securities Purchase Agreement (the "SPA") for senior promissory notes ("Senior Promissory Notes") and Class A Member Units with Tenix Holdings, Inc ("THI").

Under the terms of the SPA, THI exchanged a senior promissory note for a series of prior secured promissory notes issued between December 22, 2003 and September 30, 2004 in the amount of $3,182,288, including unpaid accrued interest of $72,288 (the "Initial Note"). The second promissory note (the "Second Note") was exchanged for the remaining secured promissory notes issued or to be issued. As of March 5, 2005, the Second Note was exchanged for prior promissory notes issued from October 14, 2004 to March 5, 2005, in the cumulative amount of $1,890,000 plus unpaid accrued interest. THI's total promissory note exchange commitment was $5 million which they fulfilled by March 2005.

In addition, as consideration for the obligation to exchange its senior secured notes for the Senior Promissory Notes, THI was granted 510,000 Class A Membership Units (the "THI Units") or 51% of the total outstanding membership units of the Company. The amount of THI Units outstanding is subject to reduction per terms of the Deed of Release, described below. The fair value of the THI Units was estimated to be zero based on the book value of the Company at September 30, 2004.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2005 and 2004, the balance of the Senior Promissory Notes is as follows:

                                  Initial      Second     Accrued       Total
                                    Note        Note      Interest

Balance at January 1, 2004       $  350,000  $    -      $    -      $  350,000
Secured promissory notes issued
  between February 13, 2004 and
  September 30, 2004              2,760,000                          $2,760,000
Secured promissory notes issued
  between October 14, 2004 and
  December 13, 2004                           1,140,000               1,140,000
Accrued interest                                            114,568     114,568
                                 -----------------------------------------------
Balances at December 31, 2004     3,110,000   1,140,000     114,568   4,364,568
Secured promissory notes issued
  between January 21, 2005 and
  March 5, 2005                                 750,000                 750,000
Accrued interest                                            323,247     323,247
                                 -----------------------------------------------
Balances at December 31, 2005    $3,110,000  $1,890,000  $  437,815  $5,437,815
                                 ===============================================

The Senior Promissory Notes carry interest rates of 6.75% per annum and are collateralized by all assets of the Company. On an event of default, including among other things, failure to pay any principal or accrued interest as due, an additional 7.5% interest rate per annum will be charged from the date of the default until the default is cured.

The Senior Promissory Notes plus accrued interest are automatically payable in full on the earlier of (i) December 31, 2007, (ii) upon a liquidation event,
(iii) upon a firm commitment of an initial public offering in excess of $20 million, or (iv) at the discretion of THI upon the termination of the Founders full time employment by the Company prior to December 31, 2007.

However, at its own option, THI can defer the automatic payment events defined above and can instead seek partial or total repayment through market value calculations, as defined in the SPA, to be conducted as of December 31, 2006 and December 31, 2008. If partial repayment is made under the market value calculations then all remaining balances are to become due and payable six months after year end. The Company can prepay the Senior Promissory Notes at any time without prepayment penalty.

The Company, under terms of the SPA, was to comply with certain positive and negative covenants including, among other things, certain restrictions on the amount of purchase and sale of assets that it may make in one year.

Also on September 30, 2004, the Company and THI entered into a Post Closing Agreement in which THI acknowledged and agreed to pay certain debt owed by the Company to a Founder along with certain expenses incurred by the Founder for a total of $130,000. In addition, THI permitted the Company to adopt an Employee Phantom Equity Plan, however such a plan was never adopted.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Deed of Release

On March 30, 2005, THI and the Company entered into a Deed of Release (the "Deed") in which both THI and the Company agreed to release each other from the terms and obligations of the SPA and also agreed to modify the terms of the Senior Promissory Notes in the event of an outside investor taking a significant equity position in the Company.

Per the terms of the Deed, THI agreed that in the event of an outside investor taking a significant equity position in the Company, the Senior Promissory Notes will be reduced to a single amount of $2 million with $1.5 million due and payable on December 31, 2007 and the remainder due on December 31, 2008, and THI's percentage ownership of the Company will be reduced from 51% to 15%. Upon such an occurrence, THI will retain one non-voting board of directors seat. THI will also receive a put option to sell 75% of its ownership of the Company at 90% of market value as determined by an independent valuation and 25% of its membership units under the same terms but with an execution date of December 31, 2008. In addition, the Company will have a call option to purchase all THI membership units at a price of $3.5 million.

In addition, under the Deed, THI and the Founders agreed to advance $200,000 each to the Company for working capital purposes for a total of $400,000. THI also agreed to use its best efforts to cooperate on a proposed financing transaction.

Due to TransCore

TransCore Link Logistics Corporation ("TransCore") is a vendor to the Company. In June 2004, the Company and Transcore entered into a Settlement Agreement ("Settlement Agreement") for past due accounts payable. The Settlement Agreement provided for the Company to adhere to a certain payment schedule and to purchase $1,805,000 of product from Transcore at a certain fixed price within 12 months from the date of the settlement agreement. The Settlement Agreement also provided for the forgiveness of $182,000 of indebtedness if payments are made pursuant to the Settlement Agreement.

The Company made certain payments under the Settlement Agreement and ceased making payments in July 2005. In April 2005, TransCore demanded immediate payment of all amounts due under the Settlement Agreement, including the $182,000.

On February 3, 2006, the Company entered into a credit agreement ("Credit Agreement") and a security agreement ("Security Agreement") with TransCore. The Credit Agreement provides for scheduled monthly repayment of all amounts due to TransCore through September 30, 2006 plus interest on the outstanding balance at a rate of 1% per month, compounded monthly. The Credit Agreement also provides an open credit amount for future purchases of approximately $142,000. In order to evidence its indebtedness, TransCore required the Company to sign a promissory note agreement in the principal amount of $1 million.

Any prepayments of the amounts due to TransCore are applied first against any accrued but unpaid interest and then against the remaining scheduled payments due in inverse order of maturity. If the Company obtains additional capital from an investor, the Company will be required to prepay the amounts due by $300,000.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Upon full payment of the amount due, the contingent liability of $182,000 due to TransCore will be forgiven.

The Security Agreement grants to TransCore a security interest in all the assets of the Company and the Credit Agreement requires the Company to use its best efforts to obtain from THI a subordination of its lien on the Company's assets in favor of TransCore. To date, THI has not signed the subordination agreement.

At December 31, 2005 and 2004, the balances due to TransCore under the Credit Agreement and Settlement Agreement are as follows:

Balances included in Accounts
  Payable
Current maturities - unpaid   $  605,630    $    -
  amount from Settlement
  Agreement                      179,167       354,167
Current maturities -
  contingently payable           182,000       182,000
                              ------------------------
                              $  966,797    $  536,167
                              ========================
Note Payable-Former Member

In May 2004, the Company, pursuant to a promissory note and an equity repurchase agreement, agreed to pay $388,422 to a departing member in exchange for his 5.66% interest in the Company. The $388,422 represented payment of the departing member's original principal and $88,422 of other consideration, which was guaranteed personally by the Company Founders and by THI. The promissory note was payable in monthly installments of principal and interest of $17,391 through May 2006. However, the Company ceased making payments in July 2005. Accordingly, the unpaid balance due of $173,421 and $264,921 as of December 31, 2005 and 2004, respectively, has been classified as a current liability.

10. Master factoring agreement

In June 2005, the Company entered into a master factoring agreement ("Factoring Agreement") with an accounts receivable financing company (the "Factor"). The Factoring Agreement provides for the factoring of up to $2 million of accounts receivable. The receivables are factored with full recourse and are advanced up to 85% of the face value of factored receivables. The Factor charges a servicing fee of 0.75% of the face amount of the receivable for each 30 days, or portion thereof, from the date of the advance to the time the receivable is settled. The Factor also charges a daily discount fee of .022% of the face amount of each receivable factored. The daily discount fee is defined as a certain published prime rate plus 2% per annum divided by 360.

The Factoring Agreement is secured by substantially all the assets of the Company. THI has signed an inter-creditor agreement with the Factor in which it took a subordinate position to the Factor in relation to its security interest in the assets of the Company.

No accounts receivable were financed through the Factoring Agreement during 2005. The Company began factoring certain accounts receivable in February 2006.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


11. Members' equity and LLC operating agreements

From January 1, 2004 to September 30, 2004, the Company was operating under the amended and restated operating agreement, effective November 24, 2003 (the "2003 Operating Agreement"). Since September 30, 2004 the Company operates under the second amended and restated Limited Liability Company Agreement (the "2004 Operating Agreement").

Pursuant to the 2003 Operating Agreement, the Company has authorized and issued 1,060 Class A member units. In addition, the Company authorized an additional 200 Class B non-voting membership units to be issued under an employee option plan.

The exercise price of the options was to be fair market value at date of option grant. The options were to vest in 25% increments on the first and each subsequent anniversary of the date of grant of the options. No employee option plan was established and no Class B membership units or options were issued.

The 2003 Operating Agreement generally provided for allocation of profits and losses to members in proportion to their respective capital accounts.

Simultaneous with the signing of the SPA with THI, the Company members adopted the 2004 Operating Agreement which authorized the issuance of 510,000 Class A membership units to THI, 490,000 Class B membership units to the Founders, and 200,000 Class C membership units. The Class A members are entitled to three board seats and the Class B members are entitled to two board seats. Only Class C membership units are non-voting. A supermajority of the board of directors is required to authorize, among other things, a capital transaction. A supermajority is defined as a majority of Class A board members and all of the Class B board members. Class C membership units are reserved for an employee incentive bonus plan. No such plan was established and no Class C membership units were issued.

In accordance with the 2004 Operating Agreement, profits and losses are generally allocated in proportion to the members' respective capital accounts. The 2004 Operating Agreement also has mandatory transfer provisions, discretionary transfer provisions and final transfer provisions. These provisions provide for the potential sale of all Class B membership units to Class A members dependent upon, among other things, the market value of the Company as of December 31, 2006, December 31, 2008, and September 30, 2012.

12. Commitments and contingencies

Founders Employment Agreements

On September 30, 2004, each Founder signed an employment agreement ("Employment Agreement") with the Company simultaneous with the signing of the SPA with THI. Each Employment Agreement provides for a minimum base salary of $160,000 per year and bonuses up to 20% of the base salary. The bonuses are to be paid based upon meeting certain financial and non financial targets. To date, no bonuses have been paid.

The Employment Agreements end on the later of June 30, 2009 or at such time the Founders individual equity interests have been purchased by THI pursuant to the 2004 Operating Agreement (see Note 11). The Employment Agreements can be extended for one additional year.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

If the Employment Agreements are terminated by the Company prior to June 30, 2007, the Founders are entitled to 48 months of base pay, less pay for the amount of months that expired under the term of the Employment Agreement. After June 30, 2007, termination without cause or for good reason results in a severance payment of twelve months of base pay. However, any termination within six months prior to or twelve months after a change in control, as defined, will result in an additional twelve months of severance.

During the years ended December 31, 2005 and 2004, the Founders have not been paid their full base salaries under the Employment Agreement. The accrual for the unpaid salary is included in Due to Members.

Lease Commitments

The Company leases office space through September 30, 2007. Future minimum rental payments under the lease are approximately as follows:

   Year Ending December 31,
            2006                            $   57,000
            2007                                43,000
                                            ------------
                                            $  100,000
                                            ============

Rent expense, including common occupancy charges, was approximately $77,000 and 71,000 for the years ended December 31, 2005 and 2004, respectively.

Legal Proceedings

The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. In the opinion of management, the amount of any ultimate liability with respect to these actions will not materially affect the Company's consolidated financial statements.

13.      Employee benefit plan

The Company maintains a prototype qualified profit-sharing plan under Internal Revenue Code Section 401(k) ("401(k) Plan") for all eligible employees. The 401(k) Plan provides for a discretionary matching contribution by the Company. For the years ended December 31, 2005 and 2004, the Company elected to not make any matching contributions.

14.      Subsequent event

In February 2006, both Founders loaned a combined $200,000 to the Company in exchange for two Subordinated Promissory Notes (the "Notes"). The Notes are unsecured, mature on December 31, 2008, and provide for interest payments from time to time at an interest rate of 6.75% per annum.

                STARTRAK SYSTEMS, LLC AND SUBSIDIARIES
CONSOLIDATED SCHEDULES OF SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

Years Ended December 31,                                    2005        2004
--------------------------------------------------------------------------------

Compensation
Members' compensation                                 $   320,000   $   257,812
Staff salaries                                          1,693,529     1,534,921
Payroll taxes and employee benefits                       536,953       372,127
Commission expense                                                      110,081
Employee performance bonuses                              350,000
                                                      --------------------------

Total compensation costs                                2,900,482     2,274,941
                                                      --------------------------

Other significant expenses
Warranty expense                                          714,139       395,000
Engineering supplies                                      277,700       133,715
Legal fees                                                 15,000       128,387
Shipping charges                                           89,387        20,289
Bad debt expense                                           58,998       120,313
                                                      --------------------------

Total other significant expenses                        1,155,224       797,704
                                                      --------------------------

Expenses by department
Sales, marketing and customer service                     344,871       191,541
Information technology                                    197,203        75,967
Engineering                                               171,591       197,517
Facilities management                                     138,015        92,942
Administrative and other                                  408,472       169,547
                                                      --------------------------

Total other significant expenses                        1,260,152       727,514
                                                      --------------------------

Total selling, general and administrative expenses    $ 5,315,858   $ 3,800,159
                                                      --------------------------

See accompanying notes to consolidated financial statement

                STARTRAK SYSTEMS, LLC AND SUBSIDIARIES
               CONSOLIDATED SUPPLEMENTARY FINANCIAL DATA
                                                        $ Increase
Years Ended December 31,        2005          2004       (decrease)        %
-----------------------------------------------------------------------------

Net sales                   $  6,327,980  $  4,819,420  $  1,508,560     31%

Cost of sales                  4,037,413     3,811,696       225,717      6%
                            -----------------------------------------
Gross profit                   2,290,567     1,007,724     1,282,843    127%
                            -----------------------------------------
Selling, general and
  administrative expenses      5,315,858     3,800,159     1,515,699     40%
Depreciation expense              29,039        13,573        15,466    114%
                            -----------------------------------------
Total operating expenses       5,344,897     3,813,732     1,531,165     40%
                            -----------------------------------------
Loss from operations          (3,054,330)    2,806,008)     (248,322)     9%

Interest expense, net [1]       (334,591)     (148,018)     (186,573)    126%
Forgiveness of debt income       200,000                     200,000
                            -----------------------------------------

Net loss                    $ (3,188,921) $ (2,954,026) $   (234,895)     8%
                            =================================================

See accompanying notes to consolidated financial statement


[1] Pursuant to the Deed of Release dated March 30, 2005, upon the occurence of an investor taking a significant equity position in the Company, the THI
Senior Secured Promissory Notes payable will be convered into a single $2 million Unsecured Note. At that time, all accrued interest on the Senior Secured Promissory Notes will also be reversed. For the years ended December 31, 2005 and 2004, there was $323,247 and $114,568, respectively, of accrued THI interest included in interest expense.

STARTRAK SYSTEMS, LLC
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

This analysis is for the twelve months ended December 31, 2005, compared to the twelve months ended December 31, 2004.

Sales
Sales for the twelve months ended December 31, 2005 were $6,327,980, compared to $4,819,420 for the prior period. The increase of 31.3%, or $1,508,560, is attributed to increased sales of both monitoring hardware and monitoring services. Hardware sales increased to approximately $3.5 million, an increase of 4.8% from a year earlier. Monitoring service revenue increased to approximately $2.8 million, a 92.9% increase from the prior year. Service contracts for monitoring generally continue for the life of the deployed hardware (7-10 years). The significant increase in monitoring service revenue was due to the activation of units sold in prior periods as well as activation of units sold in the current year.

Gross Profit and Operating Expenses
The Company's gross profit for the twelve months ended December 31, 2005 was approximately $2.3 million, an increase of approximately $1.3 million, or 127.3%, when compared to the prior twelve months. Gross margin for the twelve months ended December 31, 2005 increased to 36.2%, as compared to 20.9% for the prior period. Gross margins increased due to the higher margined monitoring revenues accumulating to 44% of total revenues, compared to 30% of total revenues in fiscal year ended December 31, 2004.

General and Administrative expenses for the twelve months ended December 31, 2005 were $5.3 million, an increase of approximately $1.5 million, or 40.1%, when compared to $3.8 million for the prior period. The increase was due to increases in personnel and related costs of approximately $700,000, increases in warranty expense of approximately $120,000, increases in sales and marketing expense of approximately $275,000 and increases in research and development, facilities and general administrative expense of approximately $400,000.

Operating Loss
Operating loss for the twelve months ended December 31, 2005 was $3,054,330, an increase of $248,322, or 8.8%, when compared to a loss of $2,806,008 for the twelve months ended December 31, 2004. While gross profit increased, the larger increase in general and administrative expenses resulted in an increased net less as compared to the prior period.

Interest expense for the twelve months ended December 31, 2005 increased $196,558 or 132.7% over the prior period. The increase is due to the cost of the Company's increased borrowings during the twelve-month period ended December 31, 2004.

Net Loss
The net loss for the twelve months ended December 31, 2005 was $3,188,921, compared to a net loss of $2,954,026 for the prior period.

Liquidity and Capital Resources

As of December 31, 2005, StarTrak Systems, LLC's ("StarTrak" or "Company") current liabilities exceeded current assets by approximately $2.6 resulting in negative working capital and a current ratio of 2.45:1. The current ratio for the twelve months ended December 31, 2005 was 1.55:1. As of December 31, 2005, 59%, or approximately $2.6 million, of the current liabilities are accounts payable, accrued expenses, and accrued warranty. $1,255,270, or 29%, of the current liabilities is customer advances representing prepayments received from customers against future shipments. Approximately 12%, or $534,588, of the current liabilities represents notes payable.

Accounts receivable at December 31, 2005 of $935,640 reflects an increase of 41.8% when compared to $659,949 reported as of December 31, 2004. The accounts receivable balance at December 31, 2005 represents 38 days' sales in receivables as compared to 36 days' sales in receivables at December 31, 2004. The slight increase in days' sales in receivables is not considered a trend.

Inventory at December 31, 2005 increased slightly to $731,583, as compared to $725,888 at December 31, 2004. The December 31, 2005 inventory balance reflects an inventory turnover of 5.5 compared to 5.3 at December 31, 2004.

Cash used in operating activities for the twelve months ended December 31, 2005 was $956,127, compared to $3,185,822 for the prior year. The significant decrease resulted primarily due to customer prepayments made to the Company and increases to accrued expenses.

Cash used in investing activities for the twelve months ended December 31, 2005 was $46,397, compared to $40,720 for the twelve months ended December 31, 2004. In both years this amount represents purchases of computer equipment and the amount is not expected to significantly change in subsequent periods.

Net cash provided by financing activities was $878,529 for the twelve months ended December 31, 2005, compared to $3,280,038 for the twelve months ended December 31, 2004, a decrease of approximately $2.4 million. During fiscal year 2004, the Company issued $3.9 million in new promissory notes, compared to $750,000 issued in the twelve months ended December 31, 2005. In addition, members advanced $400,000 to the Company during fiscal year 2005 compared to the Company making repayments to members of $185,000 in fiscal year 2004.

Management believes that additional working capital will be required to fund current projections, the profitability of which cannot be assured. If additional working capital is not obtained through additional long-term debt or equity investment into the Company, it could adversely affect future operations. Accordingly, the accompanying financial statements have been prepared assuming the Company will continue to operate and do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. As a result, the Company's independent certified public accountants have issued a going concern opinion on the financial statements of the Company for fiscal years ended December 31, 2005 and 2004.

                                   APPENDIX B

                              STARTRAK SYSTEMS, LLC

                     UNAUDITED INTERIM FINANCIAL STATEMENTS

                           For the Three Month Period
                              Ended March 31, 2006

                               StarTrak Systems, LLC
                              Condensed Balance Sheet


Assets                                             March 31, 2006
                                                   --------------
     Cash                                          $       48,700
     Accounts Receivable                                1,019,400
     Inventory                                            793,300
     Other Current Assets                                  81,000
                                                   --------------
          Total Current Assets                          1,942,400
                                                   --------------

     Property Plant and Equipment                          47,100
     Goodwill                                                 -
     Other Assets                                           6,400
                                                   --------------
          Total Assets                             $    1,995,900
                                                   ==============

Liabilities and Equity
     Long-tern Debt, Current Portion               $      554,900
     Accounts Payable and Accrued Expenses              2,928,800
     Deferred Revenue & Customer Advances               1,242,300
                                                   --------------
          Current Liabilities                           4,726,000
                                                   --------------

     Notes Payable, Long Term                           5,000,000
     Accrued Interest                                     516,400
     Due to Members                                       837,600
     Members' Deficit                                  (9,084,100)
                                                   --------------
          Total Liabilities and S/H Equity         $    1,995,900
                                                   ==============

  See accompanying notes to the condensed consolidated financial statements

                                  StarTrak Systems, LLC
                            Condensed Statement of Operations


                                             3 Months               3 Months
                                            Ended 3/31/05        Ended 3/31/06
                                            -------------        -------------

Sales                                       $   1,441,600        $   2,319,300
Cost of Sales                                  (1,026,900)          (1,677,400)
Other Expenses                                   (913,400)          (1,079,900)
                                            -------------        -------------
Operating Loss                                   (498,700)            (438,000)
                                            -------------        -------------
Interest Expense, Net                             (72,500)            (100,900)
Other Income (Loss)                                   -                (13,100)
                                            -------------        -------------
     Net Loss                               $    (571,200)       $    (552,000)
                                            =============        =============

   See accompanying notes to the condensed consolidated financial statements

                             Condensed Statement of Cash Flows
                            For the Three Months Ended March 31,
                                       (000 omitted)

                                                 2005                 2006
                                            -------------        -------------
Net cash used in operating activities       $    (845,600)       $    (409,500)
Net cash flows used in investing activities        (7,200)             (10,000)
Net cash flows from financing activities          659,900              388,600
                                            -------------        -------------
Net increase (decrease) in cash             $    (192,900)       $     (30,900)
                                            -------------        -------------
Cash, beginning of year                     $     203,600        $      79,600
Cash, end of year                           $      10,700        $      48,700
                                            =============        =============

See accompanying notes to the condensed consolidated financial statements

                              STARTRAK SYSTEMS, LLC
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       FOR THE PERIOD ENDED MARCH 31, 2006

Note A - Basis of Presentation and Recent Accounting Pronouncements

StarTrak Systems, LLC (the "Company") is a Delaware Limited Liability Company located in Morris Plains, New Jersey.

The unaudited condensed consolidated balance sheet as of March 31, 2006, the related unaudited condensed consolidated statements of operations and cash flows for the three months ended March 31, 2006 presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and in accordance with the instructions to Form 10-QSB. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In our opinion, the accompanying condensed consolidated financial statements include all adjustments necessary for a fair presentation of such condensed consolidated financial statements. Such necessary adjustments consist of normal recurring items and the elimination of all significant intercompany balances and transactions.

These interim condensed consolidated financial statements should be read in conjunction with the Company's audited December 31, 2005 and 2004 Consolidated Financial Statements included in this proxy. Interim results are not necessarily indicative of results for a full year. Certain reclassifications have been made to conform prior period financials to the presentation in the current reporting period. The reclassifications had no effect on net loss.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Long-lived assets - The Company reviews carrying values at least annually or whenever events or circumstances indicate the carrying values may not be recoverable through projected discounted cash flows.

Note B - Subsequent Events

StarTrak System, LLC ("Sellers") members entered into an Agreement and Plan of Reorganization (the "Transaction") in June 2006 to be 100% acquired by Alanco Technologies, Inc., an Arizona corporation located in Scottsdale, AZ.

The Transaction, anticipated to be all stock, was effected by the issuance of 5 million Alanco Class A Common shares at closing, effective June 30, 2006, and the obligation to issue an additional 8.2 million shares by January 31, 2007 upon approval by Alanco shareholders. In addition, the sellers could potentially earn up to an additional $8 million (a maximum of $4 million each year) based upon StarTrak operations achieving certain financial targets in fiscal years 2007 and 2008 ("Earn-out"). The value of the Earn-out is calculated for fiscal year 2007 as two hundred percent of StarTrak gross profit in excess of $6 million. For fiscal year 2008, the Earn-out is calculated as two hundred percent of gross profit in excess of $8 million. Upon shareholder approval, the Earn-out may be paid in shares of Alanco Class A Common stock valued at market, determined as a ten-day average closing price immediately prior to issuance.

The annual Alanco shareholders' meeting is tentatively scheduled for the end of January 2007, at which the shareholders will be asked to approve various proposals related to the acquisition including the issuance of the 8.2 million common shares required by the Agreement, as well as authorization of the issuance of common shares as payment of any potential Earn-out obligation under the Agreement.

The value of the Transaction, considering the 5 million Class A Common Shares issued at closing (valued at $3,485,000), 8.2 million Class A Common shares to be issued upon shareholder approval (valued at $5,715,400 on June 30, 2006), StarTrak net liabilities assumed of $5,425,800 and the related costs of the acquisition of $434,500, was valued at of $15,060,700.

Rothstein Kass





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the use of our report dated March 16, 2006 for Startrak Systems, LLC which is included with this proxy filing by Alanco Technologies, Inc.


                                    /s/ Rothstein, Kass & Company, P.C.

                                        Rothstein, Kass & Company, P.C.
Roseland, New Jersey
December 22, 2006

                                  APPENDIX C

                            ALANCO TECHNOLOGIES, INC.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   FORM 10-QSB/A


        X  QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES
      ----
                              EXCHANGE ACT OF 1934
                For the quarterly period ended September 30, 2006

         TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT
      ----
          For the transition period from _____________ to ____________

                          Commission file number 0-9347

                            ALANCO TECHNOLOGIES, INC.
                            -------------------------
        (Exact name of small business issuer as specified in its charter)

                                     Arizona
                                     -------
         (State or other jurisdiction of incorporation or organization)

                                   86-0220694
                                   ----------
                        (I.R.S. Employer Identification No.)

              15575 N. 83rd Way, Suite 3, Scottsdale, Arizona 85260
              ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (480) 607-1010
                                 --------------
                           (Issuer's telephone number)

                ----------------------------------------------
                (Former name, former address and former fiscal
                     year, if changed since last report)

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: As of November 10, 2006 there were 15,475,000 shares, net of treasury shares, of common stock outstanding.

  Transitional Small Business Disclosure Format (Check one): Yes   No X
                                                               ---  ---

Forward-Looking Statements: Some of the statements in this Form 10-QSB Quarterly Report, as well as statements by the Company in periodic press releases, oral statements made by the Company's officials to analysts and shareholders in the course of presentations about the Company, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words or phrases denoting the anticipated results of future events such as "anticipate," "believe," "estimate," "will likely," "are expected to," "will continue," "project," "trends" and similar expressions that denote uncertainty are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (i) general economic and business conditions; (ii) changes in industries in which the Company does business; (iii) the loss of market share and increased competition in certain markets; (iv) governmental regulation including environmental laws; and (v) other factors over which the company has little or no control.

                                EXPLANATORY NOTE

This amendment to Form 10-QSB for the period ended September 30, 2006 is being filed for the purpose of modifying Part I Item 2 - Controls and Procedures, and redating the certifications in Exhibits 31.1 and 32.1. This amendment has no effect on reported net loss or net loss per share.

Except for the items described above, none of the information contained in our original filing on Form 10-QSB has been updated, modified or revised. The remainder of our original report on Form 10-QSB is included herein for the convenience of the reader.

                            ALANCO TECHNOLOGIES, INC.


                                      INDEX

                                                                    Page Number

PART I.     FINANCIAL INFORMATION

   Item 1.  Financial Statements

            Condensed Consolidated Balance Sheets
                September 30, 2006 (Unaudited) and June 30, 2006...........3

            Condensed Consolidated Statements of Operations (Unaudited)
                For the three months ended September 30, 2006 and 2005.....4

            Consolidated Statement of Changes in Shareholders'Equity
               (Unaudited) for the three months ended September 30, 2006...5

            Condensed Consolidated Statements of Cash Flows (Unaudited)
                For the three months ended September 30, 2006 and 2005.....6

   Notes to Condensed Consolidated Financial Statements Unaudited).........8
            Note A - Basis of Presentation and Recent Accounting
                     Pronouncements
            Note B - Stock-Based Compensation
            Note C - Inventories
            Note D - Contracts in Process
            Note E - Intangible Assets
            Note F - Deferred Revenue
            Note G - Loss per Share
            Note H - Equity
            Note I - Industry Segment Data
            Note J - Sale of Arraid, Inc.
            Note K - Related Party Transactions
            Note L - Line of Credit and Term Loan
            Note M - Litigation
            Note N - Subsequent Events
            Note O - Liquidity

   Item 2.  Management's Discussion and Analysis of Financial
            Condition and Results of Operations...........................16

   Item 3.  Controls and Procedures...... ................................21

PART II.    OTHER INFORMATION

   Item 1.  Legal Proceedings.............................................21

   Item 2.  Changes in Securities.........................................21

   Item 6.  Exhibits......................................................22

                            ALANCO TECHNOLOGIES, INC.

                       CONDENSED CONSOLIDATED BALANCE SHEETS
                     AS OF SEPTEMBER 30, 2006 AND JUNE 30, 2006
                                                   Sept 30, 2006 June 30, 2006
                                                   ------------  ------------
ASSETS                                             (Unaudited)
CURRENT ASSETS
     Cash and Cash Equivalents                     $  3,731,900  $  1,155,500
     Accounts receivable, net                         2,865,800     1,760,700
     Notes receivable, current                           29,600        31,600
     Cost and estimated earnings in excess of
        billings                                         97,600          -
     Inventories, net                                 2,784,900     3,143,900
     Prepaid expenses and other current assets          496,700       556,600
                                                   ------------  ------------
           Total current assets                      10,006,500     6,648,300
                                                   ------------  ------------

PROPERTY, PLANT AND EQUIPMENT, NET                      184,300       202,300
                                                   ------------  ------------

OTHER ASSETS
     Goodwill                                        17,885,100    17,875,100
     Other intangible assets, net                     2,678,200     2,881,200
     Net assets held for sale                            13,900        28,200
     Deferred Financing Costs and Other Assets          629,000        49,400
                                                   ------------  ------------
           Total other assets                        21,206,200    20,833,900
                                                   ------------  ------------
TOTAL ASSETS                                       $ 31,397,000 $  27,684,500
                                                   ============  ============

LIABILITIES AND EQUITY
CURRENT LIABILITIES
     Notes payable, current                        $  1,586,600 $     875,300
     Credit Line                                      1,509,600     1,000,000
     Accounts payable and accrued expenses            4,495,400     5,066,200
     Billings in excess of cost and
        estimated earnings on uncompleted contracts       -            43,500
     Deferred stock payment, StarTrak                 5,715,400     5,715,400
     Customer advances                                  659,300     1,001,100
     Deferred revenue, current                          597,700       126,000
                                                   ------------  ------------
          Total Current Liabilities                  14,564,000    13,827,500
                                                   ------------  ------------

LONG TERM LIABILITIES
     Notes payable, long term                         5,701,600     2,679,100
     Deferred revenue - long term                        34,800         -
                                                   ------------  ------------
           Total Long-term liabilities                5,736,400     2,679,100
                                                   ------------  ------------
TOTAL LIABILITIES                                    20,300,400    16,506,600
                                                   ------------  ------------

     Preferred Stock - Series B Convertible -
        500,000 shares authorized,76,900 and 75,000
        issued and outstanding, respectively            756,200       737,500
                                                   ------------  ------------

SHAREHOLDERS' EQUITY
     Preferred Stock - Series A Convertible
           5,000,000 shares authorized, 3,549,000
              and 3,122,900  shares issued and
              outstanding, respectively               4,613,700     3,925,200
     Common Stock
           Class A - 75,000,000 shares authorized,
              15,475,000 and 15,261,000 shares, net
              of 200,000 treasury shares,
              outstanding, respectively              78,916,700    78,470,200
     Accumulated deficit                            (73,190,000)  (71,955,000)
                                                   ------------  ------------
           Total shareholders' equity                10,340,400    10,440,400
                                                   ------------  ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $ 31,397,000 $  27,684,500
                                                   ============  ============

  See accompanying notes to the condensed consolidated financial statements

                            ALANCO TECHNOLOGIES, INC.


              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE MONTHS ENDED SEPTEMBER 30, (Unaudited)

                                                       2006          2005
                                                   ------------  ------------
NET SALES                                          $  5,134,900  $  1,601,600

     Cost of goods sold                               3,336,400     1,056,700
                                                   ------------  ------------

GROSS PROFIT                                          1,798,500       544,900

     Selling, general and administrative expense      2,671,400     1,597,100
                                                   ------------  ------------

OPERATING LOSS                                         (872,900)   (1,052,200)

OTHER INCOME & EXPENSES
     Interest expense, net                              (86,100)      (20,500)
     Other income, net                                   21,900         8,400
                                                   ------------  ------------

NET LOSS                                               (937,100)   (1,064,300)

     Preferred stock dividends - in kind               (297,900)     (265,700)
                                                   ------------  ------------

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS       $ (1,235,000) $ (1,330,000)
                                                   ============  ============

NET LOSS PER COMMON SHARE - BASIC AND DILUTED      $      (0.08) $      (0.12)
                                                   ============  ============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING           15,675,000    10,766,200
                                                   ============  ============

  See accompanying notes to the condensed consolidated financial statements

                                                ALANCO TECHNOLOGIES, INC.


                                 CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
                                 FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 (unaudited)

                                                                SERIES A
                                       COMMON STOCK          PREFERRED STOCK         TREASURY STOCK        ACCUMULATED
                                    SHARES      AMOUNT      SHARES      AMOUNT      SHARES    AMOUNT         DEFICIT       TOTAL
                                -----------------------  -----------------------   -------------------   -------------- -----------

Balances, June 30, 2006         15,461,000 $ 78,845,300   3,122,900  $ 3,925,200   200,000  $ (375,100) $ (71,955,000) $10,440,400


  Shares issued for services         4,000        5,500       -            -         -           -              -            5,500
  Shares issued for loan fees      210,000      267,500       -            -         -           -              -          267,500
  Value of warrants issued for
    loan fees                        -          119,400       -            -         -           -              -          119,400
  Value of stock based
    compensation                     -           54,100       -            -         -           -              -           54,100
  Offering, net of expenses          -            -         240,000      409,300     -           -              -          409,300
  Preferred dividends,
    paid in kind - A                 -            -         186,100      279,200     -           -           (279,200)          -
  Preferred dividends,
    paid in kind - B                 -            -           -            -         -           -            (18,700)     (18,700)
  Net loss                           -            -           -            -         -           -           (937,100)    (937,100)
                                ----------  -----------   ---------   ----------  --------  ----------- -------------  ------------

Balances, September 30, 2006    15,675,000 $ 79,291,800   3,549,000  $ 4,613,700   200,000  $ (375,100) $ (73,190,000)$ 10,340,400
                                ==========  ===========   =========  ===========  ========   ========== ============= ============

                               See accompanying notes to the condensed consolidated financial statements

                            ALANCO TECHNOLOGIES, INC.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                             (Unaudited)
                                                       2006           2005
                                                   ------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                         $   (937,100) $ (1,064,300)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
    Depreciation and amortization                       242,400        92,500
    Stock-based compensation                             54,100         -
    Gain on Sale - Data Storage Assets                  (18,300)        -
    Income from assets held for sale                     (3,600)       (8,400)
  Changes in:
    Accounts receivable, net                         (1,105,100)      (39,400)
    Inventories, net                                    359,000      (361,700)
    Costs in excess of billings and estimated
      earnings on uncompleted contracts                 (97,600)        -
    Prepaid expenses and other current assets            59,900       (29,300)
    Accounts payable and accrued expenses              (570,800)      300,700
    Deferred revenue                                    506,500       (45,100)
    Billings and estimated earnings in excess of
      costs on uncompleted contracts                    (43,500)       (1,200)
    Customer Advances                                  (341,800)             -
    Net assets of disposed operations                  (428,000)
    Other assets                                       (192,700)        2,800
                                                   ------------  ------------
    Net cash used in operating activities            (2,516,600)   (1,153,400)
                                                   ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
    Net cash from assets sold                           467,400        23,600
    Net cash forfeited in sale                           (2,400)
    Collection of notes receivable, net                   2,000        51,900
    Purchase of property, plant and equipment           (18,100)      (49,800)
    Patent renewal and other                             (8,600)        -
                                                   ------------  ------------
    Net cash provided by investing activities           440,300        25,700
                                                   ------------  ------------

  See accompanying notes to the condensed consolidated financial statements

                            ALANCO TECHNOLOGIES, INC.

         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
             FOR THE THREE MONTHS ENDED SEPTEMBER 30, (Continued)

                                                       2006         2005
                                                   ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
    Net (repayments) advances on line of credit    $   (490,400) $    170,500
    Proceeds from notes payable                       5,072,500          -
    Repayment on notes payable                         (338,700)         -
    Proceeds from sale of Equity Instruments            409,300       571,100
                                                   ------------  ------------
    Net cash provided by financing  activities        4,652,700       741,600
                                                   ------------  ------------

NET INCREASE (DECREASE) IN CASH                       2,576,400      (386,100)

CASH AND CASH EQUIVALENTS, beginning of period        1,155,500       737,300
                                                   ------------  ------------

CASH AND CASH EQUIVALENTS, end of period           $  3,731,900  $    351,200
                                                   ============  ============


SUPPLEMENTAL SCHEDULE OF CASH FLOW INFORMATION

    Net cash paid during the period for interest   $     57,700  $     20,500
                                                   ============  ============

    Non-Cash Activities:
       Value of stocks and warrants issued for
          services and prepayments                 $    392,400  $     51,100
                                                   ============  ============
       Valuation adjustment                        $      -      $    (45,700)
                                                   ============  ============
       Series B preferred stock dividend,
          paid in kind                             $     18,700  $     16,900
                                                   ============  ============
       Series A preferred stock dividend,
          paid in kind                             $    279,200  $    248,800
                                                   ============  ============

 See accompanying notes to the condensed consolidated financial statements

                            ALANCO TECHNOLOGIES, INC.


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                     FOR THE PERIOD ENDED SEPTEMBER 30, 2006

Note A - Basis of Presentation and Recent Accounting Pronouncements

         Alanco Technologies, Inc., an Arizona corporation ("Alanco" or "Company"), operates in three business segments: Data Storage, Wireless Asset Management and RFID Technology.

         The unaudited condensed consolidated financial statements presented herein have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and in accordance with the instructions to Form 10-QSB. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In our opinion, the accompanying condensed consolidated financial statements include all adjustments necessary for a fair presentation of such condensed consolidated financial statements. Such necessary adjustments consist of normal recurring items and the elimination of all significant intercompany balances and transactions.

         These interim condensed consolidated financial statements should be read in conjunction with the Company's June 30, 2006, Annual Report filed on Form 10-KSB. Interim results are not necessarily indicative of results for a full year. Certain reclassifications have been made to conform prior period financials to the presentation in the current reporting period. The reclassifications had no effect on net loss.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

         The Company announced on October 16, 2006 that the Board of Directors had elected to effect a 2 for 5 reverse stock split effective October 16, 2006, when the Company's common stock began trading on a post split-adjusted basis under the interim trading symbol "ALAND" for a period of 20 days, after which the Company's trading symbol will return to "ALAN." The Company had previously received authority from its shareholders to effect a reverse split at a ratio within a specified range, if and as determined by the Board of Directors, in order to maintain its Nasdaq listing.

         As a result of the reverse split, each five shares of the Company's Class A Common Stock outstanding at the time of the reverse split will be automatically reclassified and changed into two shares of common stock, and the total number of common shares outstanding will be reduced from approximately
38.7 million shares to approximately 15.5 million shares post-split. No fractional shares will be issued in connection with the reverse stock split and, upon surrender of their stock certificates; shareholders will receive cash in lieu of the fractional shares to which they would otherwise be entitled. All per share amounts and outstanding shares, including all common stock equivalents (stock options, warrants and convertible securities) have been restated in the Condensed Consolidated Financial Statements, the Notes to the Condensed Consolidated Financial Statements and the loss per share for all periods presented to reflect the reverse stock split.

         The Company has stock-based compensation plans and effective July 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), using the modified prospective transition method and therefore have not restated results for prior periods. Under this transition method, stock-based compensation expense for the first quarter of fiscal 2007 includes compensation expense for all stock-based compensation awards granted during the quarter, or granted in a prior quarter if not fully vested as of July 1, 2006, based on the grant date fair value estimated in accordance with the original provision of Statement of Financial Accounting Standards No. 123, "Accounting

                           ALANCO TECHNOLOGIES, INC.

for Stock-based Compensation" ("SFAS 123"). Stock-based compensation expense for all stock-based compensation awards granted after July, 2006 is based on the grant date fair value estimated in accordance with the provisions of SFAS 123R. The value of the compensation cost is amortized on a straight-line basis over the requisite service periods of the award (the option vesting term).

         The Company estimates fair value using the Black-Scholes valuation model. Assumptions used to estimate compensation expense are determined as follows:

    o Expected term is determined using a weighted average of the contractual term and vesting period of the award;

    o Expected volatility of award grants made under the Company's plans is measured using the historical daily changes in the market price of the Company's common stock over the expected term of the award;

    o Risk-free interest rate is equivalent to the implied yield on zero-coupon U.S. Treasury bonds with a remaining maturity equal to the expected term of the awards; and,

    o Forfeitures are based on the history of cancellations of awards granted by the Company and management's analysis of potential forfeitures.

         Prior to the adoption of SFAS 123R, the Company recognized stock-based compensation expense in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APBO 25"). In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB 107") regarding the SEC's interpretation of SFAS 123R and the valuation of share-based payments for public companies. The Company has applied the provisions of SAB 107 in their adoption of SFAS 123R.

         The following table illustrates the effect on net loss and net loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to options granted under the stock option plans in the three months ended September 30, 2005. For purposes of pro forma disclosures, the value of the options granted during the period is estimated using the Black-Scholes option-pricing formula and expensed in the period of grant whether or not the options were vested. The following pro forma information sets forth the net loss and net loss per share assuming that the Company had used the SFAS 123 fair value method in accounting for stock options during the three months ended September 30, 2005:
                                                               3 months ended
                                                             September 30, 2005
                                                             ------------------

Net loss, as reported                                          $   (1,330,000)

Add: Stock-based employee compensation expense included in
     reported income                                                    -
Deduct: Total stock-based employee compensation expense
    determined under fair value based methods, net
    of related tax effects                                           (358,900)
                                                               --------------
Pro Forma net loss                                             $   (1,668,900)
                                                               --------------
Net loss per common share, basic and diluted
         As reported                                           $        (0.12)
                                                               --------------
         Pro forma                                             $        (0.16)
                                                               --------------

         Long-lived assets and intangible assets - The Company reviews carrying values at least annually or whenever events or circumstances indicate the carrying values may not be recoverable through projected discounted cash flows.

Recent Accounting Pronouncements

         In June 2006, the Financial Accounting Standards Board (FASB) issued a standard that addresses accounting for income taxes: FIN 48, Accounting for Uncertainty in Income Taxes. Among other things, FIN 48 requires applying an audit sustainability standard of "more likely than not" related to the

                            ALANCO TECHNOLOGIES, INC.

recognition and de-recognition of tax positions. The new guidance will be effective for the Company in fiscal 2008. We are currently evaluating the requirements of FIN 48 and the impact this interpretation may have on our consolidated financial statements.

         In September 2006, the SEC issued Staff Accounting Bulletin (SAB) 108 "Considering the Effects of Prior Year Misstatements in Current Year Financial Statements", which provides interpretive guidance on how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. There is currently diversity in practice, with the two commonly used methods to quantify misstatements being the "rollover" method (which primarily focuses on the income statement impact of misstatements) and the "iron curtain" method (which focuses on the balance sheet impact). SAB 108 requires registrants to use a dual approach whereby both of these methods are considered in evaluating the materiality of financial statement errors. Prior materiality assessments will need to be reconsidered using both the rollover and iron curtain methods. The Company is currently evaluating the impact of adopting SAB 108, but we do not expect this Statement to have a material impact on our consolidated financial statements.

         In September 2006, the FASB issued SFAS 157, which establishes how companies should measure fair value when they are required to use a fair value measure for recognition or disclosure purposes under GAAP. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. The provisions of SFAS 157 are effective for the Company in July 2008. The Company is currently evaluating the impact of this Statement on our consolidated financial statements, but we do not expect SFAS 157 to have a material effect.

Note B - Stock-Based Compensation

         The Company has several employee stock options and officer and director stock option plans that have been approved by the shareholders of the Company. The plans require that options be granted at a price not less than market on date of grant and are more fully discussed in Form 10-KSB for the year ended June 30, 2006.

         The Company uses the Black-Scholes option pricing model to estimate fair value of stock-based awards with the following assumptions for prior awards of options:

                                                             Awards Prior to
                                                              July 1, 2006
                                                             ---------------
              Dividend yield                                        0%
              Expected volatility                                 27%-80%
              Weighted-average volatility                          43.1%
              Risk-free interest rate                            3%-4 1/2%
              Expected life of options (in years)                  5-10
              Weighted average grant-date fair value               $0.61

         Assumptions for awards of options granted during the quarter ended September 30, 2006 were:

                                                               Awards Granted
                                                               Three months
                                                                  ended
                                                             September 30, 2006
                                                             ------------------
              Dividend yield                                        0%
              Expected volatility                                   80%
              Weighted-average volatility                           80%
              Risk-free interest rate                             4 1/2%
              Expected life of options (in years)                3.2 - 3.4
              Weighted average grant-date fair value               $0.71

                            ALANCO TECHNOLOGIES, INC.

         The following table summarizes the Company's stock option activity during the first three months of fiscal 2007:

                                                               Weighted     Average
                                             Weighted Average  Remaining   Aggregate    Aggregate
                                  Shares      Exercise Price  Contractual    Fair       Intrinsic
                                                Per Share        Term (1)    Value        Value(2)
                               ------------  ---------------  ----------- -----------  ----------

Outstanding July 1, 2006          5,721,000       $1.98          5.82     $3,597,300         -
  Granted                           220,000       $1.38          4.75        125,000         -
  Exercised                         -              -             -             -             -
  Forfeited or expired              (25,400)      $2.44          -           (16,500)
                               ------------  ---------------  ----------- -----------  ----------
Outstanding September 30, 2006    5,915,600       $1.95          5.59     $3,705,800     $239,200
                               ============  ===============  =========== ===========  ==========
Exercisable September 30, 2006    4,767,200       $2.00          5.79     $3,027,400     $239,200
                               ============  ===============  =========== ===========  ==========

 (1)  Remaining contractual term presented in years.
 (2) The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the closing price of the Company's comon stock as of September 30, 2006, for those awards that have an exercise price currently below the closing price as of September 30, 2006 of $1.30.

Note C - Inventories

         Inventories are recorded at the lower of cost or market. The composition of Inventories as of September 30, 2006 and June 30, 2006 are summarized as follows:

                                                   September 30,   June 30,
                                                       2006          2006
                                                   ------------  ------------
                                                   (unaudited)
Raw materials and purchased parts                  $  3,095,200  $  3,251,000
Work-in-progress                                          -            98,100
Finished goods                                           12,100       198,700
                                                   ------------  ------------
                                                      3,107,300     3,547,800
Less reserves for obsolescence                         (322,400)     (403,900)
                                                  -------------  ------------
                                                   $  2,784,900  $  3,143,900
                                                   ============  ============


Note D - Contracts In Process

         Costs incurred, estimated earnings and billings in the RFID Technology segment, related to contracts for the installation of TSI PRISM system in process at September 30, 2006 and June 30, 2006 consist of the following:

                                                   September 30,   June 30,
                                                       2006         2006
                                                   ------------  ------------
                                                    (unaudited)
Costs incurred on uncompleted contracts            $    240,600  $     97,100
Estimated gross profit earned to date                    17,500        19,900
                                                   ------------  ------------
Revenue earned to date                                  258,100       117,000
Less: Billings to date                                 (160,500)     (160,500)
                                                   ------------  ------------
Costs and estimated earnings/(billings) in
     in excess of billings/(costs and
     estimated earnings)                           $     97,600  $    (43,500)
                                                   ============  ============

                            ALANCO TECHNOLOGIES, INC.

Note E - Intangible Assets

         The Company acquired StarTrak Systems, LLC effective June 30, 2006 in a transaction valued at $15,060,700. The Company engaged an independent consultant for valuation services related to FASB 141 required disclosure of the allocation of the purchase price paid to the assets acquired and liabilities assumed by balance sheet caption, but had not received the consultant's report prior to filing of the Form 10-KSB for the year ended June 30, 2006. The report has been received and the following is a summary of other intangible assets of both the RFID Technology and Wireless Asset Management segments at June 30, 2006 and September 30, 2006.

                                Amortization     Gross                      Net Other
                                   Periods      Carrying     Accumulated   Intangible
                                 (in years)      Values      Amortization    Assets
                                ------------   ----------    ------------  ----------
As of June 30, 2006
    Patents License                  3         $    51,900  $   (51,900) $     -
    Manufacturing License            6             500,000     (340,200)     159,800
    Technology and Software
         Development                5-6          1,842,000     (490,000)   1,352,000
    Customer Base and Backlog     Various        1,300,000        -        1,300,000
    Technology License               5              90,000      (20,500)      69,500
                                               -----------  -----------  -----------
                                               $ 3,783,900  $  (902,600) $ 2,881,200
                                               ===========  ===========  ===========
As of September 30, 2006
    Patents License                  3         $    55,900  $   (51,900) $     4,000
    Manufacturing License            6             500,000     (361,000)     139,000
    Technology and Software
         Development                5-6          1,842,000     (571,800)   1,270,200
    Customer Base and Backlog     Various        1,300,000     (100,000)   1,200,000
    Technology License               5              90,000      (25,000)      65,000
                                               -----------  -----------  -----------
                                               $ 3,787,900  $(1,109,700) $ 2,678,200
                                               ===========  ===========  ===========

The amortization expense for aggregate other intangible assets for the fiscal quarters ended September 30, 2006 and 2005 were $207,100 and $55,400, respectively.

The following table summarizes the estimated amortization charges related to other intangible assets as of June 30, 2006:

                     June 30th                     Amount
                     ---------                  -----------
                       2007                     $  818,400
                       2008                        501,100
                       2009                        425,100
                       2010                        347,600
                                                ----------
                                                $2,092,200
                                                ==========

                            ALANCO TECHNOLOGIES, INC.

Note F - Deferred Revenue

         Deferred Revenues at September 30, 2006 and June 30, 2006 consist of the following:

                                                   September 30,   June 30,
                                                       2006          2006
                                                   ------------  ------------
                                                   (unaudited)
Extended warranty revenue                          $    632,500  $    126,000
Less - current portion                                 (597,700)     (126,000)
                                                   ------------  ------------
Deferred revenue - long term                       $     34,800  $     -
                                                   ============  ============

Note G - Loss Per Share

         Basic and diluted loss per share of common stock was computed by dividing net loss by the weighted average number of shares of common stock outstanding.

         Diluted earnings per share are computed based on the weighted average number of shares of common stock and dilutive securities outstanding during the period. Dilutive securities are options and warrants that are freely exercisable into common stock at less than the prevailing market price. Dilutive securities are not included in the weighted average number of shares when inclusion would increase the earnings per share or decrease the loss per share. As of September 30, 2006 there were 1,375,000 potentially dilutive securities outstanding.

Note H - Equity

         During the three months ended September 30, 2006, the Company issued a total of 214,000 shares of the Company's Class A Common Stock. Included were 4,000 shares issued for services valued at $5,500, and 210,000 shares issued as financing costs in conjunction with a $4 million term loan transaction valued at fair market value on date of issue at $267,500, net of a $5,000 payment made by the lender. Warrants to purchase 283,500 shares of the Company's Class A Common Stock at a strike price of $1.80 (valued at $119,400) were also issued in conjunction with the term loan. The net value of stock and warrants issued in conjunction with the term loan has been recorded and will be amortized over the loan period as interest expense.

         The value of employee stock-based compensation recognized for the current quarter amounted to $54,100. The Company initiated the expensing of stock-based compensation on July 1, 2006. See Note A - Basis of Presentation and Recent Accounting Pronouncements for additional discussion of the Company's policies related to employee stock-based compensation.

         The Company completed an offering of 240,000 units consisting of one share of Series A Preferred Stock and a warrant to purchase 1.2 shares of the Company's Class A Common Stock at a strike price of $1.50 per share. The units were sold for $1.71 each and generated $409,300, net of expenses. 180,000 units were purchase by directors and officers of the Company including 60,000 units purchased by Robert R. Kauffman, director and CEO, Harold S. Carpenter, director, and Donald E. Anderson, director. The remaining 60,000 units were sold to non-related third parties.

         The Company declared and paid dividends-in-kind on the Company's preferred shares through the issuance of 186,100 shares of Series A Preferred Stock valued at $279,200 and 1,870 shares of Series B Preferred Stock valued at $18,700. The Preferred Stocks are more fully discussed in the Form-10KSB for the year ended June 30, 2006.

                            ALANCO TECHNOLOGIES, INC.

Note I - Industry Segment Data

         Information concerning operations by industry segment follows (unaudited):

                              Industry Segment Data
                         Three Months ended September 30,
                                                       2006          2005
                                                   ------------  ------------
Revenue
     Data Storage                                  $    858,300   $ 1,464,600
     Wireless Asset Management                        4,039,900        n/a
     RFID Technology                                    236,700       137,000
                                                   ------------  ------------
  Total Revenue                                    $  5,134,900   $ 1,601,600
                                                   ============  ============

Gross Profit
     Data Storage                                  $    213,600   $   510,000
     Wireless Asset Management                        1,535,000         n/a
     RFID Technology                                     49,900        34,900
                                                   ------------  ------------
  Total Gross Profit                               $  1,798,500   $   544,900
                                                   ------------  ------------

Gross Margin
     Data Storage                                          24.9%         34.8%
                                                   ------------  ------------
     Wireless Asset Management                             38.0%          n/a
                                                   ------------  ------------
     RFID Technology                                       21.1%         25.5%
                                                   ------------  ------------
     Overall Gross Margin                                  35.0%         34.0%
                                                   ------------  ------------

Selling, General and Administrative Expense
     Data Storage                                  $    455,200   $   562,100
     Wireless Asset Management                        1,344,800          n/a
     RFID Technology                                    507,700       673,300
                                                   ------------  ------------
  Total Segment Operating Expense                  $  2,307,700   $ 1,235,400
                                                   ------------  ------------

Operating Profit (Loss)
     Data Storage                                  $   (241,600) $    (52,100)
     Wireless Asset Management                          190,200         n/a
     RFID Technology                                   (457,800)     (638,400)
     Corporate Expense, net                            (363,700)     (361,700)
                                                   ------------  ------------
  Operating Loss                                   $   (872,900) $  1,052,200)
                                                   ============  ============

Depreciation and Amortization
     Data Storage                                  $      5,900  $      6,100
     Wireless Asset Management                          161,400          n/a
     RFID Technology                                     74,400        85,500
     Corporate                                              700           900
                                                   ------------  ------------
  Total Depreciation and Amortization              $    242,400  $     92,500
                                                   ============  ============

                                                   September 30,    June 30,
Accounts Receivable                                    2006           2006
                                                   ------------  ------------
     Data Storage                                  $    275,600  $    645,400
     Wireless Asset Management                        2,265,400       919,700
     RFID Technology                                    265,700       178,300
     Corporate                                           59,100        17,300
                                                   ------------  ------------
    Total                                          $  2,865,800  $  1,760,700
                                                   ============  ============

Inventories
     Data Storage                                  $    969,500  $  1,317,500
     Wireless Asset Management                          800,800       885,900
     RFID Technology                                  1,014,600       940,500
                                                   ------------  ------------
    Total                                          $  2,784,900  $  3,143,900
                                                   ============  ============

                            ALANCO TECHNOLOGIES, INC.

Note J -  Sale of Arraid, Inc.

         The Company sold its wholly owned subsidiary, Arraid, Inc., an Arizona corporation ("Arraid") located in Phoenix, Arizona, to a trust controlled by a director of the Company, for cash of $456,400. Arraid was one of two subsidiaries that comprise the Company's Data Storage business segment. The transaction was effective September 1, 2006.

Note K - Related Party Transactions

         The Company has a $2.0 million line of credit agreement ("Agreement"), more fully discussed in the Company's Form 10-KSB for the year ended June 30, 2006, with a private trust controlled by Mr. Donald Anderson, a greater than five percent stockholder and a member of the Company's Board of Directors. See Note H - Equity for discussion of units sold consisting of one share of Series A Preferred Stock and warrants to purchase 1.2 shares of the Company's Class A Common Stock for a strike price of $1.50 per share. The units were purchased by a group of investors that included Robert R. Kauffman, CEO and Company director, Harold S. Carpenter, Company director, and Donald E. Anderson, Company director.

         During the quarter, the Company sold its wholly owned subsidiary, Arraid, Inc., to a trust controlled by Donald E. Anderson, a director of the Company, for cash of approximately $456,400. The transaction was completed in conformance with a fairness opinion letter received by the Company. (See Note J above for additional discussion on the Sale of Arraid.)

Note L - Line of Credit and Term Loan

         At September 30, 2006, the Company had an outstanding balance under the line of credit agreement of $1,509,600. The balance is under a $2.0 million line of credit agreement with a private trust ("Lender"), entered into in June 2002 and last modified in June 2006. Under the Agreement, the Company must maintain a minimum balance due under the line of at least $1.5 million through the July 1, 2007 expiration date. Under the Agreement, the lender has the unilateral right to reduce the line of credit Agreement to $1.5 million, at which time the minimum outstanding balance under the Agreement reduces from $1.5 to $1.0 million. At September 30, 2006, the Company had $490,400 available under the line of credit agreement.

         The Company completed a $4 million term loan financing on September 28, 2006 with ComVest Capital LLC, to be used to repay short-term notes and provide working capital to fund operations. Provisions for the four-year loan include interest only payments for the first year with the loan balance amortized over the remaining three-year period. The loan bears interest at prime plus two and one-half percent per annum, matures in September 2010 and is secured by the Company assets. Closing fees and expenses related to the transaction paid in cash, common stock and warrants amounted to $532,800. The costs will be amortized over the term of the loan. The loan transaction was reported via Form 8-K filed on October 3, 2006, including the applicable loan documents.

Note M - Litigation

         The Company continues to be a defendant in litigation that relates to the acquisition, in May of 2002, of substantially all the assets of Technology Systems International, Inc., a Nevada corporation ("TSIN"). The Company is also the plaintiff in a lawsuit arising out of Carolina Casualty Insurance Company's ("Carolina") failure to pay a claim regarding the TSIN litigation, that the Company made pursuant to its Directors and Officers Insurance Policy issued by Carolina, and is a defendant in litigation against the Company by Arraid Property L.L.C. alleging breach of lease and seeking monetary damages. No significant new activity has occurred subsequent to our report of litigation in our Form 10-KSB filed for the year ended June 30, 2006.

                            ALANCO TECHNOLOGIES, INC.

Note N - Subsequent Events

         The Company announced on October 16, 2006 that the Board of Directors had elected to effect a 2 for 5 reverse stock split effective October 16, 2006, when the Company's common stock began trading on a post split-adjusted basis under the interim trading symbol "ALAND" for a period of 20 days, after which the Company's trading symbol will return to "ALAN." The Company had previously received authority from its shareholders to effect a reverse split at a ratio within a specified range, if and as determined by the Board of Directors, in order to maintain its Nasdaq listing.

         As a result of the reverse split, each five shares of the Company's Class A Common Stock outstanding at the time of the reverse split will be automatically reclassified and changed into two shares of common stock, and the total number of common shares outstanding will be reduced from approximately
38.7 million shares to approximately 15.5 million shares post-split. No fractional shares will be issued in connection with the reverse stock split and, upon surrender of their stock certificates; shareholders will receive cash in lieu of the fractional shares to which they would otherwise be entitled. All per share amounts and outstanding shares, including all common stock equivalents (stock options, warrants and convertible securities) have been restated in the Condensed Consolidated Financial Statements, the Notes to the Condensed Consolidated Financial Statements and the loss per share for all periods presented to reflect the reverse stock split.

         On November 2, 2006, the Company received notification from Nasdaq stock market that it was in full compliance with all requirements for continued listing on the Nasdaq Capital Market. The Company had previously received a staff determination letter from Nasdaq indicating that the Company failed to comply with the minimum $1.00 per share bid price requirement for continued listing.

Note O - Liquidity

         Through September 30, 2006, the Company had sustained recurring losses from operations, and as of September 30, 2006, the Company has a deficit working capital position. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. During fiscal 2007, the Company expects to meet its working capital and other cash requirements with its current cash reserves, cash generated from operations, its borrowing capacity under its credit facility, and other financing as required. While the Company believes that it will succeed in attracting additional capital and generate capital from operations from its StarTrak acquisition, there can be no assurance that the Company's efforts will be successful. The Company's continued existence is dependent upon its ability to achieve and maintain profitable operations. As a result, the Company's independent certified public accountants have issued a going concern opinion on the consolidated financial statements of the Company for the fiscal year ended June 30, 2006. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Item 2 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except for historical information, the statements contained herein are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements. These risks and uncertainties include, but are not limited to, the following factors: general economic and market conditions; reduced demand for information technology equipment; competitive pricing and difficulty managing

                            ALANCO TECHNOLOGIES, INC.

product costs; development of new technologies which make the Company's products obsolete; rapid industry changes; failure by the Company's suppliers to meet quality or delivery requirements; the inability to attract, hire and retain key personnel; failure of an acquired business to further the Company's strategies; the difficulty of integrating an acquired business; undetected problems in the Company's products; the failure of the Company's intellectual property to be adequately protected; unforeseen litigation; the ability to maintain sufficient liquidity in order to support operations; the ability to maintain satisfactory relationships with lenders and to remain in compliance with financial loan covenants and other requirements under current banking agreements; and the ability to maintain satisfactory relationships with suppliers and customers.

General

         Information on industry segments is incorporated by reference from Note I - Segment Reporting to the Condensed Consolidated Financial Statements.

Critical Accounting Policies and Estimates

         Management's discussion and analysis of financial condition and results of operations are based upon the condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our financial statements requires the use of estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. On an ongoing basis, estimates are revalued, including those related to areas that require a significant level of judgment or are otherwise subject to an inherent degree of uncertainty. These areas include allowances for doubtful accounts, inventory valuations, carrying value of goodwill and intangible assets, estimated profit on uncompleted contracts in process, stock-based compensation, income and expense recognition, income taxes, ongoing litigation, and commitments and contingencies. Our estimates are based upon historical experience, observance of trends in particular areas, information and/or valuations available from outside sources and on various other assumptions that we believe to be reasonable under the circumstances and which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual amounts may differ from these estimates under different assumptions and conditions.

         Accounting policies are considered critical when they are significant and involve difficult, subjective or complex judgments or estimates. We considered the following to be critical accounting policies:

         Principles of consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

         Revenue recognition - The Company recognizes revenue from the Data Storage and Wireless Asset Management segments, net of anticipated returns, at the time products are shipped to customers, or at the time services are provided. Revenue from material long-term contracts (in excess of $250,000 and over a 90-day completion period) in all business segments are recognized on the percentage-of-completion method for individual contracts, commencing when significant costs are incurred and adequate estimates are verified for substantial portions of the contract to where experience is sufficient to estimate final results with reasonable accuracy. Revenues are recognized in the ratio that costs incurred bear to total estimated costs. Changes in job performance, estimated profitability and final contract settlements would result in revisions to cost and income, and are recognized in the period in which the revisions were determined.

         Contract costs include all direct materials, subcontracts, labor costs and those direct and indirect costs related to contract performance. General and administrative costs are charged to expense as incurred. At the time a loss on a contract is known, the entire amount of the estimated ultimate loss is accrued.

         Long-lived assets and intangible assets - The Company reviews carrying values at least annually or whenever events or circumstances indicate the carrying values may not be recoverable through projected discounted cash flows.

Results of Operations

(A)      Three months ended 09/30/06 versus 09/30/05
Sales
         Consolidated sales for the quarter ended September 30, 2006 were $5,134,900, an increase of $3,533,300, or 220.6%, when compared to $1,601,600 for the comparable quarter of the prior year. The sales increase resulted from the $4,039,900 of added sales reported by the Wireless Asset Management segment, acquired effective June 30, 2006. Revenues from the RFID Technology segment for the quarter increased by $99,700, or 72.8% due to product shipped to a current installation.

                            ALANCO TECHNOLOGIES, INC.

         Sales for the Data Storage segment decreased to $858,300, a decrease of $606,300 or 41.4%, from $1,464,600 reported in the quarter ended September 30, 2005. Effective September 1, 2006, the Company sold Arraid, Inc., an Arizona corporation, ("Arraid"), one of two companies that make up the Data Storage segment. 33% of the decrease in Data Storage sales resulted from a decrease in Arraid sales, a decrease of $117,000 prior to the effective sale date of September 1, 2006 and $81,000 reported by Arraid in September 2005 without a corresponding sales number for September 2006. The balance of the Data Storage decrease, or $408,300, was due to competitive pressures experienced by Excel/Meridian Data, Inc., the remaining entity in the Data Storage segment, for certain storage products and postponement of data storage purchases by both government and private customers. We do not expect the sales decreases for the remaining Data Storage company to continue as orders for data storage products recorded for October 2006 reflected an increase compared to orders recorded in October of the prior year.

Gross Profit and Operating Expenses
         Gross profit reported for the quarter amounted to $1,798,500, an increase of $1,253,600, or 230%, when compared to $544,900 reported for the same quarter of the prior year. The increase was all due to the acquisition of the Wireless Asset Management segment that reported gross profit of $1,535,000. Excluding the Wireless Asset Management segment, gross profit fell by $281,400, or 51.6%. The Data Storage segment accounted for the decrease by reporting a $296,400 decrease in gross profits. The decrease was due to the decrease in reported sales and reduced gross margins from 34.8% in the quarter ended September 30, 2005 to 24.9% for the current quarter. Approximately $85,000 of the gross margin decrease resulted from lower margins with the remaining decrease due to the decrease in reported sales. Arraid historically had the highest margins in the Data Storage segment while accounting for only approximately 20% of revenue. The sale of Arraid will reduce Data Storage sales by approximately 20% and have a material effect on gross margins, reducing the Data Storage gross margins to the range of 22% to 27%.

         RFID Technology segment reported gross profit of $49,900, an increase of 43%, compared to the $34,900 reported for the quarter ended September 30, 2005. Gross margins fell to 21.1% in the current quarter compared to 25.5% reported in the comparable prior year quarter. The decrease in gross margin for the RFID Technology segment resulted from material requirements in excess of projections for current installations.

         Selling, general and administrative ("SG&A") expenses, excluding corporate expenses, for the current quarter increased to $2,307,700, an increase of $1,072,300, or 87%, when compared to $1,235,400 reported in the comparable quarter of fiscal year 2005. The increase was due to the newly acquired Wireless Asset Management segment which added $1,344,800 in SG&A expenses for the current quarter. Excluding the Wireless Asset Management segment, SG&A expense decreased by $272,500 or 22.1%. Data Storage segment expenses decreased by $106,900 or 19%, and the RFID Technology segment decreased by $165,600 or 24.6%. The Data Storage segment decrease resulted from the sale of Arraid, which reduced expenses by approximately $50,000 per month, and reduced sales commission expense for the quarter. The reduction in RFID Technology segment SG&A expense was due to approximately $100,000 of engineering development costs related to new technology products that was deferred pursuant to FAS No. 86 and reduced marketing expenses.

Operating Loss
         The Operating Loss for the quarter was ($ 872,900) compared to an operating loss of ($1,052,200) for the same quarter of the prior year, a decrease of $179,300, or 17.0%. The decreased Operating Loss resulted from a $190,200 in operating profit contributed by the Wireless Asset Management segment. The RFID Technology segment decreased its operating loss to ($457,800), a decrease of $180,600, or 28.3%, when compared to the Operating Loss reported in the same quarter of the prior year of ($638,400). The Data Storage segment reported an operating loss of ($241,600), compared to an Operating Loss of ($52,100) reported in the comparable quarter of the prior year.

Net Loss
         Net interest expense for the quarter amounted to $86,100 compared to interest expense of $20,500 for the same quarter in the prior year. The interest expense increase resulted primarily from increases in the prime rate and an

                            ALANCO TECHNOLOGIES, INC.

increase in the minimum borrowing limit of our credit line. Other Income increased to $21,900 from $8,400 reported for the comparable quarter of the prior year. The increase in other income resulted from a gain on the sale of Arraid of approximately $18,000. The net interest expense and other income resulted in a Net Loss of ($937,100), an 11.9% decrease from the ($1,064,300) reported for the quarter ended September 30, 2005.

(Loss) Earnings before Dividends, Interest, Depreciation & Amortization (EBITDA) The Company believes that (loss) earnings before net interest income, income taxes, depreciation, and amortization of intangible assets, (EBITDA), is an important measure used by management to measure performance. EBITDA may also be used by certain investors to compare and analyze our operating results between accounting periods. However, EBITDA should not be considered in isolation or as a substitute for net income, cash flows or other financial statements data prepared in accordance with US GAAP or as a measure of our performance or liquidity. EBITDA for Alanco's 2007 fiscal year first quarter represents a loss of ($608,600) compared to a loss of ($951,300) for the same quarter of the prior fiscal year, a 36% decrease. A reconciliation of EBITDA to Net Loss for the quarter ended September 30, 2006 is presented below:

                                                  3 months ended 3 months ended
                                                   September 30   September 30
      EBITDA RECONCILIATION to NET LOSS                2006            2005
                                                   ------------   ------------
EBITDA                                             $   (608,600)  $  (951,300)

         Net interest expense                           (86,100)      (20,500)
         Depreciation and Amortization                 (242,400)      (92,500)
                                                   ------------   ------------
NET LOSS                                           $   (937,100)  $(1,064,300)
                                                   ============   ============

Dividends
         The Company paid quarterly in-kind Series A and Series B Preferred Stock dividends with values of $297,900 and $265,700 in the quarters ended September 30, 2006 and 2005, respectively.

Net Loss Attributable to Common Stockholders
         The Net Loss Attributable to Common Stockholders for the quarter ended September 30, 2006 amounted to ($1,235,000), or ($.08) per share, compared to a loss of ($1,330,000), or ($.12) per share, in the comparable quarter of the prior year. The Company anticipates improved future operating results in all segments as the economy improves. However, actual results in the Wireless Asset Management segment, Data Storage segment and the RFID Technology segment may be affected by unfavorable economic conditions and reduced capital spending budgets. If the economic conditions in the United States deteriorate or if a wider or global economic slowdown occurs, Alanco may experience a material adverse impact on its operating results and business conditions.

Liquidity and Capital Resources

         The Company's current liabilities at September 30, 2006 exceeded current assets by $4,557,500, resulting in negative working capital and a current ratio of .69 to 1. At June 30, 2006 the Company reported negative working capital of $7,179,200, reflecting a current ratio of .48 to 1. The decrease in negative working capital at September 30, 2006 when compared to June 30, 2006 resulted primarily from the final funding from a $4 million term loan closed during the quarter, the sale of Arraid effective September 1, 2006, and the sale of equity.

         Accounts receivable of $2,865,800 at September 30, 2006, reflects an increase of $1,105,100, or 62.8%, when compared to the $1,760,700 reported as consolidated accounts receivable at June 30, 2006. The accounts receivable balance at September 30, 2006 for the Data Storage segment's remaining company represents twenty-two days' sales in receivables compared to nineteen days' sales at June 30, 2006. Due to the low revenues reported for the quarter and the ability of minor payment changes on a few invoices to impact the days' sales calculation, Management does not consider this to be a trend.

                            ALANCO TECHNOLOGIES, INC.

         The accounts receivable balance for the Wireless Asset Management segment at September 30, 2006 was $2,265,400 as compared to $919,700 at June 30, 2006, an increase of $1,345,700, or 146%. The increase is due to the high volume of sales for the quarter which was largely recognized toward the end of the quarter. The accounts receivable balance at September 30, 2006 for the Wireless Asset Management segment represents thirty-six days' sales in receivables. There is no comparative data for the same quarter of the prior year since the segment was added effective June 30, 2006. The accounts receivable balance at September 30, 2006 for the RFID Technology segment represents seventy-three days' sales in receivables, the same days' sales in receivables at June 30, 2006. The days' sales calculation has remained high due to a $62,200 receivable at both June 30, 2006 and September 30, 2006 representing the final payment for a system installation which was significantly past our normal terms. The customer had received a special payment arrangement after allowing the Company to utilize the site for a research and development project. The project has been completed and subsequent to the quarter end the Company received payment in full for the project.

         Consolidated inventories at September 30, 2006 amounted to $2,784,900, a decrease of $359,000 or 11.4%, when compared to $3,143,900 at June 30, 2006. The inventory balance at September 30, 2006 for the Data Storage segment's remaining company reflected an inventory turnover of 2.6 compared to an inventory turnover of 3.9 at June 30, 2006. The decrease is due to the lower volume of sales during the current quarter without a corresponding reduction in inventory. As mentioned above, management does not consider this to be a trend as revenues are expected to return to more typical levels. The inventory balance at September 30, 2006 for the Wireless Asset Management segment represents an inventory turnover of 12.5. There is no comparative data for the same quarter of the prior year since the segment was added effective June 30, 2006. The inventory balance for the Wireless Asset Management segment at September 30, 2006 was $800,800 as compared to $885,900 at June 30, 2006, a decrease of $85,100, or 9.6%. The decrease is due to the high volume of shipments during the quarter. The inventory balance for the RFID Technology segment at September 30, 2006 represents inventory turnover of .74 as compared to .51 at June 30, 2006. The inventory turnover for both periods is due to low sales volume during the periods. Management does not consider this a trend and the current inventory levels reflect management's continued projected revenue increases for the segment.

         At September 30, 2006, the Company had an outstanding balance of $1,509,600 under a $2.0 million formula-based revolving bank line of credit agreement with interest calculated at prime plus 2%. The line of credit agreement formula is based upon current asset values and is used to finance working capital. At September 30, 2006, the Company had $490,400 available under the line of credit.

         In addition, the Company completed a four-year term loan agreement that provided $4.0 million in additional working capital. The loan requires interest only payment for the first year and bears interest at prime plus 2 1/2%. See Line of Credit Note L for additional discussion of the existing line of credit and Term loan agreements.

         Cash used in operations for the three-month period ended September 30, 2006 was $2,516,600, an increase of $1,363,200 when compared to cash used in operations of $1,153,400 for the comparable period ended September 30, 2005. The increase resulted primarily from increases in inventory levels during the current quarter, compared to an increase in inventory levels during the comparable quarter of the prior year.

         During the three months ended September 30, 2006, the Company reported cash flows from investing activities of $440,300, compared to $25,700 reported for the three months ended September 30, 2005. The increase resulted primarily from increases in net cash from assets sold.

         Cash provided by financing activities for the three months ended September 30, 2006 amounted to $4,652,700, compared to $741,600 for the quarter ended September 30, 2005. The increase was due to a $4 million term loan transaction completed at the end of the quarter.

         The Company believes that additional cash resources could be required for working capital to achieve planned operating results for fiscal year 2007 and, if working capital requirements exceed current availability, the Company

                            ALANCO TECHNOLOGIES, INC.

anticipates raising capital through additional borrowing, the exercise of stock options and warrants and/or the sale of stock in a private placement. The additional capital would supplement the projected cash flows from operations and the line of credit agreement in place at September 30, 2006. If additional working capital was required and the Company was unable to raise the required additional capital, it may materially affect the ability of the Company to achieve its financial plan. The Company has raised additional capital in the past and believes it has the ability, if needed, to raise the additional capital to fund the planned operating results for fiscal year 2007. While the Company believes that it will succeed in attracting additional capital and generate capital from operations from its StarTrak acquisition, there can be no assurance that the Company's efforts will be successful. The Company's continued existence is dependent upon its ability to achieve and maintain profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Item 3 - CONTROLS AND PROCEDURES

         An evaluation as of the end of the period covered by this report was carried out under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) and Rule 15d-15(e) under the Securities Exchange Act of 1934). Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that those disclosure controls and procedures were effective in providing reasonable assurance that information required to be disclosed by us in the reports that we file or submit under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms. In addition, there has been no change in our internal control over financial reporting (as defined in Rule 13a-15(f) and 15d-15(f) under the Securities Exchange Act of 1934) that occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

         The Company also maintains a system of internal controls to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that: (1) Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the issuer; (2) Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the issuer; and (3) Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the issuer's assets that could have a material effect on the financial statements.

         It should be noted that any system of controls, however well designed and operated, can provide only reasonable, not absolute, assurance that the objectives of the system are met. In addition, the design of any control system is based in part upon certain assumptions about the likelihood of future events. Because of these and other inherent limitations of control systems, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions, regardless of how remote.

PART II.  OTHER INFORMATION

Item 1.  LEGAL PROCEEDINGS

          The Company continues to be a defendant in litigation that relates to the acquisition, in May of 2002, of substantially all the assets of Technology Systems International, Inc., a Nevada corporation ("TSIN"). The Company is also the plaintiff in a lawsuit arising out of Carolina Casualty Insurance Company's ("Carolina") failure to pay a claim regarding the TSIN litigation, that the Company made pursuant to its Directors and Officers Insurance Policy issued by Carolina, and is a defendant in litigation against the Company by Arraid Property L.L.C. alleging breach of lease and seeking monetary damages. No significant new activity has occurred subsequent to our report of litigation in our Form 10-KSB filed for the year ended June 30, 2006.

Item 2.  CHANGES IN SECURITIES

         During the three months ended September 30, 2006, the Company issued 240,000 shares of Series A Preferred Stock in a private offering, 186,100 shares of Series A Preferred Stock and 1,900 Shares of Series B Preferred Stock as dividend in-kind payments, 4,000 shares of Class A Common Stock for services, and 210,000 shares of Common Stock for loan fees.

                            ALANCO TECHNOLOGIES, INC.

Item 6.  EXHIBITS

         31.1 Certification of Chief Executive Officer
         31.2 Certification of Chief Financial Officer
         32.1 Certification of Chief Executive Officer and Chief Financial
              Officer

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

                            ALANCO TECHNOLOGIES, INC.
                                  (Registrant)
                                                   /s/ John A. Carlson
                                                   John A. Carlson
                                                   Executive Vice President and
                                                   Chief Financial Officer

                            ALANCO TECHNOLOGIES, INC.


EXHIBIT 31.1
                                Certification of
                      Chairman and Chief Executive Officer
                          of Alanco Technologies, Inc.

I, Robert R. Kauffman, certify that:

     1. I have reviewed this quarterly report on Form 10-QSB of Alanco Technologies, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the period presented in this report;

     4. The small business issurer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

         (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

         (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

     5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:    December 19, 2006

/s/ Robert R. Kauffman
---------------------
Robert R. Kauffman
Chairman and Chief Executive Officer

                            ALANCO TECHNOLOGIES, INC.


EXHIBIT 31.2

                                Certification of
                   Vice President and Chief Financial Officer
                          of Alanco Technologies, Inc.

I, John A. Carlson, certify that:

     1. I have reviewed this quarterly report on Form 10-QSB of Alanco Technologies, Inc.;

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the period presented in this report;

     4. The small business issuer's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

         (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

         (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

         (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

     5. The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

         (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

         (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

Date:    December 19, 2006

/s/ John A. Carlson
---------------------
John A. Carlson
Executive Vice President and Chief Financial Officer

                            ALANCO TECHNOLOGIES, INC.


EXHIBIT 32.1
                                Certification of
               Chief Executive Officer and Chief Financial Officer
                          of Alanco Technologies, Inc.

         This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies this quarterly report of Form 10-QSB (the "Report") for the period ended September 30, 2006 of Alanco Technologies, Inc. (the "Issuer").

         Each of the undersigned, who are the Chief Executive Officer and Chief Financial Officer, respectively, of Alanco Technologies, Inc., hereby certify that, to the best of each such officer's knowledge:

         (i) the Report fully complies with the requirements of Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

         (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated:   December 19, 2006

                                      /s/ Robert R. Kauffman
                                      ----------------------
                                      Robert R. Kauffman
                                      Chief Executive Officer

                                      /s/ John A. Carlson
                                      ----------------------
                                      John A. Carlson
                                      Chief Financial Officer